Exhibit 4.5



               THRIFT PLAN FOR EMPLOYEES OF

                    SYSTEMATICS, INC.

      As Amended and Restated Effective June 1, 1989




                    SYSTEMATICS, INC.

                  LITTLE ROCK, ARKANSAS

               THRIFT PLAN FOR EMPLOYEES OF

                    SYSTEMATICS, INC.

      As Amended and Restated Effective June 1, 1989

          Effective as of January 1, 1986, the Thrift Plan for

Employees of Systematics, Inc. and the Thrift Trust for

Employees of Systematics, Inc. were adopted by Systematics,

Inc. to encourage savings and enable its eligible employees to accumulate funds to provide for financial security for the

future.

          Effective as of June 1, 1989, Systematics, Inc. is

amending and restating the said plan, as set forth in this

instrument and on and after June 1, 1989, the amended and

restated plan shall form a part of the aforementioned Thrift

Trust for Employees of Systematics, Inc. as adopted effective as of January 1, 1986 and as in effect on June 1, 1989.

          Subject to receipt by Systematics, Inc. of favorable

rulings that the qualified status of the plan and trust under

Sections 401(a) and 401(k) of the Internal Revenue Code of

1986, as now or hereafter amended from time to time, is not

adversely affected by such amendment and restatement, each

person who becomes a Participant hereunder shall be entitled upon his retirement or termination of service to such benefits as are specified in the provisions which follow.

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                           SECTION 1

                       DEFINITIONS

1.1 - DEFINITIONS

      (A)  The following words and phrases shall have the

meanings assigned below unless a different meaning is plainly required by the context:

           (1)  "Accounting Date" shall mean the
                last day of each Plan Year on and after the Effective Date of the Plan and such other interim date or dates as may be established by the Committee during the Plan Year to make the adjustments described in Section 7.1 hereof.

           (2)  "Anniversary Date of the Plan" shall
                mean any June 1st on and after the Effective
                Date of the Plan.

           (3)  "Beneficiary" shall mean the person
                or persons on whose behalf benefits may be payable under the Plan after a Participant's death in accordance with the provisions hereof.

           (4)  "Break in Service" shall mean a
                period of severance of 12 consecutive months
                (one full year) or longer that immediately follows an employee's date of termination of service and immediately precedes the date, if any, on which he next performs an Hour of Service.

           (5)  "Company" shall mean Systematics,
                Inc., an Arkansas corporation, and its
                successor or successors.

           (6)  "Committee" shall mean the
                administrative committee appointed by the
                Company from time to time to administer the Plan pursuant to the provisions of
                Section 12.1 hereof.

           (7)  "Compensation" shall mean the sum of:

                              1-b

                          (a)  the amounts actually paid
                     to an Employee by the Employer for
                     services rendered as reported on the
                     Employee's Federal Income tax withholding statement (Form W-2) or its subsequent equivalent for the applicable calendar year; exclusive however, of any such amounts that would not be subject to tax (for the purposes of the Federal Insurance Contributions Act) under
                     Section 3101(a) of the Internal Revenue
                     Code without the dollar limitation of
                     Section 3121(a)(1) of said Code and
                     exclusive of relocation pay, any non-cash compensation, allowances for cost-of-living, international incentives such as housing allowances and all other extraordinary international Incentives;
                     and

                          (b)  any amounts that would
                     have been includable in the Employee's
                     Compensation as described in (a) above
                     for such calendar year if they had not
                     received special tax treatment because
                     they were deferred by the Employee under the Plan through a Salary Reduction Agreement pursuant to Section 401(k) of the Internal Revenue Code or under an Internal Revenue Code Section 125 plan maintained by the Employer;

                          provided, however, the term
                "Compensation" shall not include amounts in excess of the sum of (i) $200,000 and (ii) the accumulated increments (including the increment applicable to such given Plan Year), if any, which have been added to the amount in
                (i) above for increases in cost-of-living pursuant to the provisions of Section 401(a)(17) of the Internal Revenue Code using the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code, except that the term "family" shall only include the spouse of the Participant and any of the Participant's children who are under age 19 at the close of the Plan Year.

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                (8)  "Controlled Group Member" shall mean:

                               (a)  the Employer;

                               (b)  any corporation or
                     association that is a member of a
                     controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of said Code, except that, for the purposes of applying the limitations on benefits and contributions that are required under Section 415 of the Internal Revenue Code and are described in Section 7.2 hereof, such meaning shall be determined by substituting the phrase "more than 50%" for the phrase "at least 80%" each place that it appears in Section 1563(a)(1) of said Code) with respect to which the Employer is a member;

                               (c)  any trade or business
                     (whether or not incorporated) that is
                     under common control with the Employer as determined in accordance with Section 414(c) of the Internal Revenue Code and regulations issued thereunder;

                               (d)  any service organization
                     that is a member of an affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) with respect to which the Employer is a member; and

                               (e)  any other entity required
                     to be aggregated with the Employer
                     pursuant to regulations under Section
                     414(o) of the Internal Revenue Code.

                     (9)  "Designated Nonparticipating Employer" shall mean:

                               (a)  any Controlled Group
                     Member that is not an Employer as defined herein; and

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                               (b)  any other corporation,
                     association, proprietorship, partnership, or other business organization that (i) is not an Employer and (ii) the Company, by formal action on its part in the man ner described in Section 11.7 hereof designates on the basis of a uniform policy applied without discrimination as a "Designated Nonparticipating Employer" for the purposes of the Plan.

                     (10) "Effective Date of the Plan" shall
                mean June 1, 1989 or such later date as of which the Plan first became effective with respect to the particular Employer concerned.

                     (11) "Employee" shall mean any person on
                the payroll of the Employer whose wages from the Employer are subject to withholding for the purposes of Federal income taxes and for the purposes of the Federal Insurance Contributions Act; exclusive, however, of the following:

                               (a)  any such person who is
                     included in a unit of persons employed by the Employer who are covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer and such persons are not required by that agreement to be covered in the Plan; and

                               (b)  any such person who is a
                     nonresident alien and who receives no
                     earned income (within the meaning of
                     Section 911(b) of the Internal Revenue
                     Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Internal Revenue Code).

                              1-e

                          "Eligible Employee" shall mean any
                Employee who has met the requirements of
                Section 2.1 hereof.

                     (12) "Employer" shall mean, collectively
                or distributively as the context may indicate, the Company and any other corporations, associations, joint ventures, proprietorships or partnerships that have adopted and are participating in the Plan in accordance with the provisions of Section 2.5 hereof; provided, however, if the Plan is adopted on behalf of the Employees of one or more, but less than all, divisions or facilities of an employer, the term "Employer" shall apply only to the division or facilities on behalf of whose Employees the Plan has been adopted.

                     (13) "Employer's Contribution" shall mean
                the amounts contributed by the Employer to the Plan, as more fully described in Section 4.1 hereof.

                     (14) "Employer Contribution Account"
                shall mean the balance credited to the
                individual account of the Participant to reflect his interest in the Trust Fund that is attributable to allocations on his behalf to the Plan of the Employer's Contribution. The Participant's Employer Contribution Account shall be divided into such subaccounts as are required to reflect his interest in the various Investment Funds, as described in
                Section 5 hereof.

                     (15) "Hour of Service" shall mean each
                hour for which an employee is directly or indirectly paid, or is entitled to payment, by the Employer (including any predecessor business of an Employer conducted as a corporation, partnership or proprietorship) for (a) the performance of duties or (b) reasons other than the performance of duties, including but not limited to vacation, holidays, sickness, disability, paid layoff and similar paid periods of nonworking time. Such Hours of Service shall be credited to the employee for the period in which such duties were performed

                              1-f

                          or in which occurred the period
                during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which backpay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These Hours of Service shall be credited to the employee for the period to which the award or agreement pertains. The number of Hours of Service to be credited to an employee for any period shall be governed by Sections 2530.200b-2(b) and 2530.200b-2(c)
                of Part 2530 of Subchapter C of Chapter XXV of Title 29 of the Code of Federal Regulations (Department of Labor regulations relating to minimum standards for employee pension benefit plans).

                     (16) "Initial Distribution Date" shall
                mean the date which is established following the Participant's termination of service for any reason pursuant to Section 8.1 hereof for distribution of the value in his individual accounts.

                     (17) "Internal Revenue Code" shall mean
                the Internal Revenue Code of 1986, as now or hereafter amended from time to time.

                     (18) "Last Date of Commencement of
                Service" shall mean:

                               (a)  if the employee's service
                     has not been previously terminated in
                     accordance with the provisions hereof,
                     the date on which he first performs an
                     Hour of Service for the Employer; or

                               (b)  if the employee's service
                     has been previously terminated in
                     accordance with the provisions hereof,
                     the first day following his last
                     termination of service on which he
                     performs an Hour of Service for the
                     Employer;

                          provided, however, that the
                provisions of Section2.4 hereof shall apply in determining the Last Date of Commencement of

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                          Service of any employee whose
                service is terminated and who is subsequently reemployed.

                          An Employer may provide, with
                respect to all or any specified
                nondiscriminatory classification of its
                employees, that the Last Date of Commencement of Service of such employees shall not be earlier than a specified date, which is later than the otherwise applicable date described above and is on or prior to the date as of which the Plan or, if applicable, the Superseded Plan, first became effective with respect to such Employer.

                          The Last Date of Commencement of
                Service of an employee by a predecessor or acquired business shall not be earlier than the date of such merger or acquisition unless the Employer provides by formal action on its part in the manner described in Section 11.7 hereof that a uniformly applied earlier date or dates will be used for the purposes of the Plan.

                     (19) "Limitation Year" shall mean the
                year used for application of the limitations of Section 415 of the internal Revenue Code, and, unless the Employer elects a different Limitation year by formal action on its part in the manner described in Section 11.7 hereof, shall be the Plan Year.

                     (20) "Participant" shall mean any person
                who has met the requirements of Sections 2.1 and 2.2 hereof and whose individual accounts have not been subsequently distributed in full.

                          "Active Participant" shall mean any
                Participant for whom Salary Deferral
                Contributions are currently being made to the Plan.

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                     (21) "Plan" shall mean the Thrift Plan
                for Employees of Systematics, Inc., as amended and restated effective June 1, 1989, as set forth in this instrument and as it may hereafter be amended from time to time.

                     (22) "Plan Year" shall mean the calendar,
                policy or fiscal year on which the records of the Plan are kept as reported from time to time by the plan administrator to the Internal Revenue Service and, unless subsequently changed in accordance with the rules or regulations issued by the Internal Revenue Service or the Department of Labor, shall be the 12-month period beginning June 1st of each calendar year.

                     (23) "Required Beginning Date" shall have
                the meaning assigned in Section 401(a)(9) of the Internal Revenue Code and shall mean:

                               (a)  If the Participant had not
                     attained the age of 70-1/2 years as of
                     January 1, 1988 or if he is a 5-percent
                     owner (within the meaning of Section 416 of the Internal Revenue Code), the later of:

                                   (i)  April 1, 1990; or

                                   (ii) April 1 of the
                          calendar year that next follows the
                          calendar year in which he attains or
                          will attain the age of 70-1/2 years;

                     and

                               (b)  if the Participant had
                     attained the age of 70-1/2 years on or
                     before January 1, 1988 and he is not a 5-percent owner, the later of:

                                    (i)  April 1 of the
                          calendar year that next follows the
                          calendar year in which he attains or
                          will attain the age of 70-1/2 years;
                          or

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                                     (ii) April 1 of the
                          calendar year that next follows the
                          calendar year in which he retires or
                          his service is terminated.

                     (24) "Rollover Contribution" shall mean
                the amount of contributions, if any, rolled over to the Plan by a Participant, as more fully described in Section 3.7 hereof.

                     (25) "Rollover Contribution Account" is
                described in Section 3.7 hereof and shall mean the balance credited to the individual account of the Participant to reflect his interest in the Trust Fund that is attributable to his Rollover Contribution, if any, to the Plan. The Participant's Rollover Contribution Account shall be divided into such subaccounts as are required to reflect his interest in the various Investment Funds, as described in Section5 hereof.

                     (26) "Salary Deferral Contributions"
                shall mean the contributions made to the Plan by the Employer on behalf of the Participant under a Salary Reduction Agreement. "Matched Salary Deferral Contributions" and "Unmatched Salary Deferral Contributions" are described in Section 3.1 hereof.

                     (27) "Salary Deferral Contribution
                Account" shall mean the balance credited to the individual account of the Participant to reflect his interest in the Trust Fund that is attributable to his Salary Deferral Contributions to the Plan. The Salary Deferral Contribution Account shall be divided into such subaccounts as are required to reflect the Participant's Matched Salary Deferral Contributions and Unmatched Salary Deferral Contributions as described in Section
                3.1 hereof and his interest in the various
                Investment Funds, as described in Section 5 hereof.

                     (28) "Salary Reduction Agreement" shall
                mean an agreement between a Participant and the Employer under which the Employer reduces the Participant's Compensation and the
                Employer

                              1-j

                          contributes the amount of the
                reduction to the Plan on behalf of the
                Participant as a Salary Deferral Contribution.

                     (29) "Superseded Plan" shall mean,
                collectively or distributively, as the context may indicate, any qualified Defined Contribution Plan which was maintained by an Employer for its eligible employees prior to the Effective Date of the Plan and which the Plan represents an amendment and restatement thereof. References to the Superseded Plan as of any given date shall refer to the provisions as set forth under the terms of the applicable document describing such qualified plan as amended and in effect from time to time prior to the Effective Date of the Plan.

                     (30) "Supplement" shall mean any
                Supplement that is attached to and made a part of the Plan and which describes provisions or modifications to the Plan which apply only to those employees of an Employer or Employers specified in such supplement.

                     (31) "Total and Permanent Disability"
                shall mean disability which, in the opinion of the Committee, causes a Participant to be wholly prevented, due to sickness or injury, so as to be completely unable to engage in any occupation for wage or profit, and is likely to be continuous and permanent from a cause other than specified below:

                               (a)  excessive and habitual use
                     by the Participant of drugs, intoxicants or narcotics;

                               (b)  injury or disease
                     sustained by the Participant while
                     willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;

                               (c)  injury or disease
                     sustained by the Participant while
                     serving in any armed forces;

                              1-k

                               (d)  injury or disease
                     sustained by the Participant diagnosed or discovered subsequent to the date his employment has terminated;

                               (e)  injury or disease
                     sustained by the Participant while
                     working for anyone other than the
                     Employer and arising out of such
                     employment; or

                               (f)  injury or disease
                     sustained by the Participant as a result of an act of war, whether or not such act arises from a formally declared state of war.

                     (32) "Trust" and "Trust Fund" shall mean
                the trust fund established pursuant to the terms of the Trust Agreement.

                     (33) "Trust Agreement" shall mean the
                Thrift Trust for Employees of Systematics,
                Inc., as adopted effective June 1, 1986, as set forth in the agreement of that title to which the Plan is attached and as it may thereafter be amended from time to time.

                     (34) "Trustee" shall mean the corporate
                trustee or trustees or the individual trustee or trustees, as the case may be, appointed from time to time pursuant to the provisions of the Trust Agreement to administer the Trust Fund maintained for the purposes of the Plan.

                     (35) "Unallocated Limitation Account"
                shall mean that portion, if any, of the
                Employer's Contribution that is being held unallocated due to the provisions of Section
                7.2 hereof.

      (B)  The terms "herein," "hereof," "hereunder" and

similar terms refer to this document, including the Trust

Agreement of which this document is a part, unless otherwise qualified by the context.

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      (C)  The pronouns "he," "him" and "his" used in the Plan

shall also refer to similar pronouns of the feminine gender

unless otherwise qualified by the context.

                              2-a

                        SECTION 2

                      PARTICIPATION

2.1 - ELIGIBILITY FOR INITIAL PARTICIPATION

      (A)  Each person who was a participant in the Superseded

Plan, if any, of the Employer as of the day immediately

preceding the Effective Date of the Plan who is credited with a beginning account balance under the Plan on the Effective

Date of the Plan will become a Participant in the Plan on the

Effective Date of the Plan; provided, however, that any such

Participant whose service had been terminated prior to the

Effective Date of the Plan and who is not an active Employee of the Employer on the Effective Date of the Plan or on an

approved leave of absence shall be entitled on and after the

Effective Date of the Plan to only those benefits, if any, to which he is entitled on and after such date under the

provisions of the Superseded Plan as in effect on the date

immediately preceding the Effective Date of the Plan and shall not be eligible to become an Active Participant in the Plan

unless he subsequently returns to the active service of the

Employer.

      (B)  Each other Employee in the employment of the

Employer on or after the Effective Date of the Plan will

become an Eligible Employee on the later to occur of the

following dates:

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                     (1)  the date he becomes an Employee as
                defined herein; or

                     (2)  the date on which he attains the age
                of 21 years;

provided, however, that (i) such date shall not be prior to

the Effective Date of the Plan and (ii) any such Employee

whose service has not been terminated and who is absent from the active employment of the Employer on such date that he

would otherwise first become an Eligible Employee as described above will become an Eligible Employee as of the date of his return to active employment with the Employer.

2.2 - INITIAL PARTICIPATION

      (A)  Each Eligible Employee may elect to become an

Active Participant in the Plan as of the date on which he is first eligible by completing and filing a written application for participation in the Plan with the Committee at least 30 days prior to such date in which he agrees to have Salary

Deferral Contributions made on his behalf to the Plan as

described in Section 3.1(A) hereof.  Each Eligible Employee

who does not become an Active Participant in the Plan as of

the date on which he is first eligible may become an Active

Participant in the Plan as of the first day of any subsequent payroll period by completing and filing such application for participation in the Plan with the Committee at least 30 days prior to such date.

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      (B)  Any election by an Eligible Employee for active

participation in effect under the Superseded Plan immediately preceding the Effective Date of the Plan shall continue in

effect under the Plan unless subsequently suspended or changed in accordance with the provisions of Section 3.3 hereof.

2.3 - LEAVE OF ABSENCE AND TERMINATION OF SERVICE

      (A)  Any absence from the active service of the Employer

by reason of an approved absence granted by the Employer

because of accident, illness, layoff with the right of recall or military service, or for any other reason on the basis of a uniform policy applied by the Employer without discrimination,

will be considered a leave of absence for the purposes of the

Plan and will not terminate an employee's service provided he returns to the active service of the Employer at or prior to the expiration of his leave or, if not specified therein,

within the period of time which accords with the Employer's

policy with respect to permitted absences.

      (B)  Absence from the active service of the Employer

because of compulsory engagement in military service will be considered a leave of absence granted by the Employer and will not terminate the service of an employee if he returns to the active service of the Employer within the period of time

during which he has reemployment rights

                              2-d

under any applicable Federal law or within 90 days from and

after discharge or separation from such compulsory engagement if no Federal law is applicable.  No provision of this section or in the Plan shall require reemployment of any employee

whose active service with the Employer was terminated by

reason of military service.

      (C)  If the employee does not return to the active

service of the Employer at or prior to the expiration of his leave of absence as above defined, his service will be

considered terminated as of the earliest of (i) the date on

which his leave expired, (ii) the first anniversary of the

date on which the leave began or (iii) the date of his

retirement, quit, discharge, resignation or death.

      (D)  In the event that an employee's service with the

Employer is interrupted because of any absence from the active service of the Employer which is not deemed a leave of absence as defined above, his service will be considered terminated as of the date of his retirement, quit, discharge, resignation or death or, if his service is interrupted for any other reason,

as of the first anniversary of the date on which he was first absent from the active service of the Employer.

      (E)  If the employee's service is terminated while he is

absent from the service of the Employer beginning on or after

June 1, 1985 due to (a) the pregnancy of the employee

                              2-e

(b) the birth of a child of the employee, (c) the placement of a child with the employee in connection with the adoption of such child by such employee or (d) caring for such child

described in (b) or (c) above for a period beginning

immediately following such birth or placement, the period of such absence that is prior to the second anniversary of the

date the absence began shall be excluded from the period used in determining a Break in Service.

      (F)  Transfers of an employee's service among the

Employers and Designated Nonparticipating Employers shall not be deemed interruptions of his service and shall not

constitute a termination of service for the purposes of the

Plan.

2.4 - PARTICIPATION FOLLOWING REEMPLOYMENT

      (A)  Each Participant and Eligible Employee whose

service is terminated on or after the Effective Date of the

Plan and who is subsequently reemployed by the Employer as an

Employee and performs an Hour of Service shall be an Eligible

Employee as of the date of reemployment.  Each other employee whose service is terminated and who is subsequently reemployed by the Employer and performs an Hour of Service shall be an

Eligible Employee on the later of (1) his date of reemployment or (2) the date on which he attains the age of 21 years.  Each such Eligible Employee

                              2-f

included above may elect to become an Active Participant as of the date he first becomes an Eligible Employee following his date of reemployment or as of the first day of any subsequent payroll period by completing and filing a written application for participation in the Plan with the Committee as soon as

practicable following his date of reemployment, or at least 30 days prior to the first day of any subsequent payroll period,

in which he agrees to have the Salary Deferral Contributions made on his behalf to the Plan as described in Section 3.1

hereof.

      (B)  Except as provided in Sections 8.4 and 8.5 hereof

with respect to certain required and permissible in-service

withdrawals, respectively, no further distributions shall be made from the individual accounts on and after the date of

reemployment and prior to the next following Initial

Distribution Date of any Participant described in Section

2.4(A) above who is reemployed prior to having received his

total distribution.  Any such previously undistributed

individual account (or accounts) shall be maintained on behalf of the Participant on and after his date of reemployment and shall be subject to adjustment on each following Accounting

Date as specified in Sections 7.1 hereof.  The Participant

shall always have a 100% vested interest in such undistributed individual account (or accounts).

                              2-g

      (C)  Any such Participant to whom the provisions of this

Section 2.4(B) apply who was not entitled, for any reason, to an allocation of the Employer's Contribution under the

provisions of Section 7.4 hereof on the Accounting Date (or

Accounting Dates), if applicable, which occurred between the date of termination of his service and the date of his

reemployment, shall not be entitled to a retroactive

allocation under such section solely because of the provisions of this Section 2.4.

      (D)  The rights of any terminated employee of a

Designated Nonparticipating Employer who is reemployed by an

Employer shall be determined in accordance with the provisions of the Plan in the same manner as though he had been an

Employee of the Employer on the date of termination of his

service; and the rights of any terminated Employee of an

Employer who is reemployed by a Designated Nonparticipating

Employer shall be determined in accordance with the provisions of the Plan in the same manner as though such Employee had

been reemployed by the Employer and had immediately thereafter been transferred to such Designated Nonparticipating Employer.

2.5 - RIGHTS OF OTHER EMPLOYERS TO PARTICIPATE IN THE PLAN

      (A)  Any corporation, association, joint venture,

proprietorship, or partnership may, in the future, adopt the

Plan by formal action on its part in the manner

                              2-h

described in Section 11.7 hereof provided that the Company, by formal action on its part in the manner described in Section

11.7 hereof, and the Committee both approve such

participation.

      (B)  The administrative powers and control of the

Company, as provided in the Plan, shall not be deemed

diminished under the Plan by reason of participation of any

other Employers in the Plan, and such administrative powers

and control specifically granted herein to the Company with

respect to the appointment of the Committee, amendment of the

Plan and other matters shall apply only with respect to the

Company.

      (C)  The Plan is a single plan with respect to all

Employers unless the Company specifically provides that the

Plan shall be a separate plan with respect to any Employer or group of Employers.  The contributions of any Employer with

respect to which the Plan represents a separate plan for only that Employer shall be available for allocation on behalf of

Participants who are its employees but shall not be available for allocation on behalf of Participants who are employees of any other Employers.  The contributions of any Employer that is a member of a group of Employers with respect to which the

Plan represents a single plan shall be available for

allocation on behalf of any Participants who are employees of any other Employers that are members of

                              2-i

such group but shall not be available for allocation on behalf of any Participants who are employees of any Employers that

are not members of such group.

      (D)  Any Employer may withdraw at any time without

affecting the other Employers in the Plan by furnishing

written notice to the Committee and the Trustee of its

determination to withdraw.  Any such withdrawing Employer

shall furnish the Committee and the Trustee with evidence of the formal action of its determination to withdraw.  Any such withdrawal may be accompanied by such modifications to the

Plan as such Employer shall deem proper to continue a Defined

Contribution Plan for its Employees separate and distinct from the Defined Contribution Plan herein set forth.  Withdrawal

from the Plan by any Employer shall not affect the continued

operation of the Plan with respect to the other Employers;

provided, however, in the event of the withdrawal of an

Employer that is a member of a group of Employers with respect to which the Plan represents a single plan and in the event

that provision is made for the continuation of a Defined

Contribution Plan for its Employees separate and distinct from the Defined Contribution Plan herein set forth, the share, if any, of the assets of the Trust Fund allocable to such group of Employers which is transferred on behalf of such

withdrawing Employer to such other Defined Contribution Plan shall be equal to the

                              2-j

assets, if any, which would have been allocated on behalf of the employees of such withdrawing Employer under the

provisions of Section 11.4 hereof if such withdrawing Employer had terminated its participation in the Plan on the date of

such withdrawal.  The Company may in its absolute discretion terminate any Employer's participation at any time by formal action on its part in the manner described in Section 11.7

hereof.

2.6 - PARTICIPATION AND BENEFITS FOR PARTICIPANTS TRANSFERRED

      TO OR FROM STATUS AS AN EMPLOYEE

      It is contemplated that a Participant in the Plan may be

transferred to other employment with the Employer or to a

Designated Nonparticipating Employer so that he will no longer qualify as an Employee as defined herein, and, conversely,

that a person in the employment of the Employer or a

Designated Nonparticipating Employer may have a change in his employment status and become an Employee as defined herein.

The service of such a person described above shall not be

considered to be interrupted or terminated by reason of any

such transfer and a termination of service with the Employer or a Designated Nonparticipating Employer while not qualified as an Employee shall be treated in the same manner as a

termination of service with an Employer while qualified as an

Employee.  In determining eligibility for participation in the

Plan of such an Employee with respect to whom the provisions of this Section 2.6 are applicable,

                              2-k

any period of employment, which otherwise would be included in accordance with the provisions of Section 2.1 hereof, which he accrued with the Employer or a Designated Nonparticipating

Employer while not qualified as an Employee as defined herein shall be included; provided, however, that any such person

transferred to the status of an Employee shall not be eligible to become an Active Participant in the Plan prior to the date on which he becomes an Eligible Employee as defined herein.

The accounts of any such Participant who has been transferred from the status of an Employee shall be maintained on his

behalf during the period that he is in the employment of the

Employer or Designated Nonparticipating Employer while not

qualified as an Employee in the same manner as though the

Participant were on an unpaid leave of absence granted by the

Employer during such period and he shall not be eligible to

have Salary Deferral Contributions made on his behalf for any period subsequent to his date of change in status and while he is not an Employee as defined herein.

2.7 - PARTICIPATION AND BENEFITS FOR FORMER LEASED EMPLOYEES

      In the event that on or after January 1, 1984, the

Employer or a Designated Nonparticipating Employer receives

services from a "leased employee" (within the meaning of

Section 414(n) of the Internal Revenue Code), such "leased

employee" shall not qualify as an Employee as defined herein.

                              2-l

In the event that any such former "leased employee"

subsequently becomes an Employee as defined herein, unless the

Plan is otherwise excluded by applicable regulations from the requirements of Section 414(n) of the Internal Revenue Code,

the total period on or after January 1, 1984 that he provided services to the Employer or Designated Nonparticipating

Employer as a "leased employee" shall be treated under the

Plan in determining his eligibility to become a Participant in the Plan in the manner described in Section 2.6 above as

though he had been an employee of a Designated

Nonparticipating Employer during such period of service.

                              3-a

                              SECTION 3

      SALARY DEFERRAL CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

3.1 - AMOUNT OF SALARY DEFERRAL CONTRIBUTIONS

      Subject to Section 3.6 below and to the following

sentence of this paragraph and to such rules of uniform

application as the Committee may adopt, each Eligible

Employee, in order to become and remain an Active Participant in the Plan, must elect to have the Employer make Salary

Deferral Contributions through payroll deduction on his behalf pursuant to a Salary Reduction Agreement of any amount that is in integral percentage increments of not less than 1% nor more than 10% of his Compensation for the applicable payroll

period.  Any such Participant's Salary Deferral Contributions during the Limitation Year shall not exceed an amount which

would cause his annual addition to exceed the maximum amount of annual addition which may be made for the Limitation Year under Section 7.2 hereof and any such Participant's Salary

Deferral Contributions during any calendar year shall not

exceed an amount equal to the sum of (1) $7,000 and (2) the

accumulated increments, if any, as of the last day of such

calendar year which have been added to such figure on or after

January 1, 1988 for increases in cost-of-living pursuant to

the provisions of Section 402(g)(5) of the Internal Revenue

Code.  Salary

                              3-b

Deferral Contributions that are not in excess of 6% of the

Participant's Compensation for the Plan Year are referred to herein as "Matched Salary Deferral Contributions" and are

matched by the Employer's Contribution for the Plan Year to

the extent specified in Section 4.1 hereof.  Salary Deferral

Contributions that are in excess of 6% of the Participant's

Compensation for the Plan Year are referred to herein as

"Unmatched Salary Deferral Contributions" and are not matched by the Employer's Contribution.

3.2 - INITIAL AUTHORIZATION FOR SALARY DEFERRAL CONTRIBUTIONS

      All Salary Reduction Agreements shall be in writing and

Salary Deferral Contributions made pursuant to such agreements shall be authorized in writing by the Participants and shall be filed with the Committee.  Any such Salary Reduction

Agreement shall continue in effect for as long as the

Participant remains an Employee or until he elects to suspend or change his rate of Salary Deferral Contributions to the

Plan as provided in Section 3.3 below.

3.3 - RIGHT OF PARTICIPANT TO SUSPEND OR CHANGE HIS RATE OF

      SALARY DEFERRAL CONTRIBUTIONS

      (A)  A Participant may suspend or change his rate of

Salary Deferral Contributions between the minimum and maximum rates specified in Section 3.1 above as of the end of any

subsequent payroll period that is at least 30 days following the date the notice of suspension or change is

                              3-c

received by the Committee.  Any such Participant who suspends his Salary Deferral Contributions will not be considered an

Active Participant in the Plan during such period of

suspension and he may not resume such contributions and active participation in the Plan until the beginning of a pay period that is at least six months following the effective date of

such suspension and at least 30 days following the date the

notice of resumption is received by the Committee.  Any such change of rate, suspension or resumption of Salary Deferral

Contributions must be made by the Participant in writing filed with the Committee.

      (B)  A Participant whose Salary Deferral Contributions

are suspended during a period of unpaid leave of absence may elect, upon his return to active employment with the Employer,

to have the Employer resume making Salary Deferral

Contributions on his behalf to the Plan.  Any such election

shall be in writing filed with the Committee and shall specify the percentage of Salary Deferral Contributions to be deducted from his Compensation.

3.4 - CREDITING AND DEPOSITING SALARY DEFERRAL CONTRIBUTIONS

      The Salary Deferral Contributions to the Plan shall be

paid by the Employer to the Trustee as promptly as

                              3-d

practicable but in no event later than 30 days after the end of the month in which they are deducted from the Participant's

Compensation and shall be credited to the Participant's Salary

Deferral Contribution Account as of the Accounting Date next following the date the contributions were deducted in

accordance with Section 7.3 hereof.  The Participant's Salary

Deferral Contribution Account shall at all times be 100%

vested and, except as provided in Sections 3.5 and 3.6 below with respect to the disposition of "excess deferrals" and

"excess contributions", respectively, and in Sections 8.4 and

8.5 hereof with respect to certain required in-service

distributions and permissible in-service withdrawals,

respectively, and in Section 11.4 with respect to termination or partial termination of the Plan, distribution of such

account shall be made following termination of his service in accordance with the provisions of Section 8.3 hereof.

3.5 - DISPOSITION OF EXCESS DEFERRALS

(A)  In the event that a Participant notifies the Committee in writing, on or prior to March 1st of a given calendar year (1)

that he has "excess deferrals" included with his Salary

Deferral Contributions under the Plan for the immediately

preceding calendar year and (2) the amount of

                              3-e

such "excess deferrals" which are to be allocated to the Plan for such immediately preceding calendar year, the Committee

may, in its sole discretion, authorize the Trustee to make a lump-sum distribution to the Participant from the Trust Fund no later than the April 15th following the immediately

preceding calendar year for which the "excess deferrals" are allocated in an amount equal to the amount of such "excess

deferrals" which were allocated to the Plan by the Participant for the immediately preceding calendar year, adjusted in

accordance with applicable regulations for any applicable

Trust Fund Investment gains or losses attributable to such

"excess deferrals," including an adjustment for the period

from the end of the immediately preceding calendar year to the date of distribution to the extent required by applicable

regulations.  The Participant's "excess deferrals" to be

distributed in accordance with this Section 3.5 shall be

inclusive of any portion of such "excess deferrals" previously distributed as an "excess contribution" under Section 3.6(C)

hereof with respect to the same Plan Year.  In the event that any portion of the "excess deferrals" distributed to a

Participant represents Matching Salary Deferral Contributions,

the Employer's Contribution that is attributable to such

portion

                              3-f

shall be deemed to be "excess aggregate contributions" with

respect to such Participant for the purposes of Section 4.2

hereof.  The lump-sum distribution shall be debited from the

Participant's Salary Deferral Contribution Account as of the

date it is distributed.

      (B)  The term "excess deferrals" as used in this section

shall mean the amount by which (1) the sum of (a) the

Participant's Salary Deferral Contributions under the Plan for a given calendar year and (b) his elective deferrals under any other qualified cash or deferred arrangement under Section

401(k) of the Internal Revenue Code, a Simplified Employee

Plan, a Section 501(c)(18) plan or a Section 403(b) annuity

for such calendar year exceeds (2) the sum of (a) $7,000 and

(b) the accumulated increments, if any, as of the last day of such calendar year which have been added to such figure on or after January 1, 1988 for increases in cost-of-living pursuant to the provisions of Section 402(g)(5) of the Internal Revenue

Code.

3.6 - SALARY DEFERRAL CONTRIBUTIONS SUBJECT TO

      NONDISCRIMINATION REQUIREMENTS OF SECTION 401(k) OF THE

      INTERNAL REVENUE CODE

      (A)  Any provisions of this section or elsewhere in the

Plan to the contrary notwithstanding, if the Committee

determines that a Participant's Salary Deferral Contributions under Section 3.1 hereof for any Plan Year would cause the

Plan to fall to meet the nondiscrimination

                              3-g

requirements of Section 401(k) of the Internal Revenue Code

and the regulations thereunder, then the Committee may, in its sole discretion, reduce (or suspend, if necessary) the rate of future Salary Deferral Contributions of those Participants who are in the group of "highly compensated employees" (within the meaning of Section 414(q) of the Internal Revenue Code); such reduction to first apply to the highest rate on a uniform

basis to all such Participants who are contributing the

highest rate, and so on, in descending order from the highest rate.

      (B)  The Committee shall establish such rules and give

such directions to the Trustee as shall be appropriate to

carry out the above provisions of this section.

      (C)  In the event that the amounts of Salary Deferral

Contributions allocated to the group of Eligible Employees who are "highly compensated employees" for any Plan Year, when

expressed as a percentage of each Eligible Employee's "414(s)

compensation" (i.e., uniform definition of compensation for

all Eligible Employees that is determined by the Committee for the Plan Year and that meets the requirements of Section

414(s) of the Internal Revenue Code) for such Plan Year,

result in an "average deferral percentage" (within the meaning of Section 401(k) of the Internal Revenue Code and the

regulations thereto) for such group that is in excess of the permissible "average deferral

                              3-h

percentage" for such group under Section 401(k) of the

Internal Revenue Code when applying the discrimination tests described in Section 401(k) of the Internal Revenue Code and the regulations thereto, including the test to determine

prohibited multiple use of the alternative test described in the regulations under Section 401(m) of the Internal Revenue

Code in the case of a plan that is subject to both Section

401(k) and 401(m) of the Internal Revenue Code, the amounts of

Salary Deferral Contributions that caused the excess shall be deemed to be "excess contributions" for such Plan Year.

"Excess contributions," adjusted in accordance with applicable regulations for any applicable Trust Fund investment gains or losses thereto, including an adjustment for the period from

the end of the immediately preceding Plan Year to the date of distribution to the extent required by applicable regulations,

shall be distributed to the applicable Participants in the

group of Eligible Employees who are "highly compensated

employees" to the extent possible by two and one-half months following the Plan Year in which such "excess contributions"

occurred, but in no event later than the close of the Plan

Year following the Plan Year in which such "excess

contributions" occurred.  To determine the portion of the

"excess contributions" to be distributed to each such

Participant in the group of Eligible Employees who are "highly

                              3-i

compensated employees," the Salary Deferral Contributions

allocated to such Participant for the Plan Year in which the

"excess contributions" occurred shall be reduced until the

"average deferral percentage" for the group of Eligible

Employees who are "highly compensated employees" does not

exceed the permissible "average deferral percentage" for such group under Section 401(k) of the Internal Revenue Code; such reduction to first apply to the highest rate on a uniform

basis to all such Participants who are in the group of

Eligible Employees who are "highly compensated employees" and who are contributing the highest rate, and so on, in

descending order from the highest rate.  The portion of the

"excess contributions" applicable to each such Participant in the group of Eligible Employees who are "highly compensated

employees," adjusted in accordance with applicable regulations for any applicable Trust Fund investment gains or losses,

shall be distributed to the Participant in a lump-sum cash

amount.  The family aggregation rules set forth in regulations issued pursuant to Sections 401(k) and 414(q) of the Internal

Revenue Code shall apply in determining the actual deferral

percentage and the amount of "excess contributions" to be

distributed to any Participant who is treated as a "highly

compensated employee" as a result of family aggregation.  In the event

                              3-j

that any portion of the "excess contributions" for any Plan

Year that are distributed to a Participant represent Matched

Salary Deferral Contributions, the Employer's Matching

Contribution that is attributable to such portion shall be

deemed to be "excess aggregate contributions" with respect to such Participant for such Plan Year for the purposes of

Section 4.2 hereof.

3.7 - ROLLOVER CONTRIBUTIONS

      (A)  Tone of Rollovers Permitted Under Plan:  The

Committee, in its sole discretion, may authorize the Trustee to accept a cash Rollover Contribution from an Employee who

has received a "qualifying rollover distribution" (within the meaning of Section 402(d)(5) of the Internal Revenue Code)

from another qualified plan and such Rollover Contribution may be a rollover directly from such other qualified plan or

through the conduit of an Individual Retirement Account

established under Section 408 of the Internal Revenue Code,

subject to applicable laws and regulations governing such tax-

free rollovers.  For purposes of the rollover of all or any

part of a qualifying rollover distribution, the amount, date of authorization, etc., shall be in accordance with the

provisions of Section 402(a)(5) of the Internal Revenue Code,

and other applicable laws and regulations, and the Committee may require whatever evidence or information from the Employee

                              3-k

as it may deem necessary to comply with said laws and

regulations.

      (B)  Application to Committee:  The Employee shall make

application for the rollover in writing to the Committee on

forms approved and designated by the Committee.

      (C)  Acceptance by Committee:  Contributions under

Sections 3.7(A) above so accepted as a rollover to the Plan

shall be commingled with the assets of the Trust Fund and

shall be managed according to the terms of the Trust

Agreement; provided, however, that, unless the date of

acceptance of the Rollover Contribution coincides with an

Accounting Date, the Trustee shall hold any such Rollover

Contribution in a separate account in the Trust Fund until the next following Accounting Date.  Prior to the commingling of any such Rollover Contribution with the other assets of the

Trust Fund, the Trustee, in its sole discretion, may hold the

Rollover Contribution either in an interest bearing account or in cash separately in the Trust Fund without liability for

interest for a limited period pending investment if it is

deemed necessary or desirable.

      (D)  Separate Account:  The Committee shall establish

and maintain (or cause to be maintained) a separate ac

                              3-l

count, called the "Rollover Contribution Account," for each

Employee for whom such a Rollover Contribution is accepted,

and the Employee shall be credited immediately with a fully

(100%) vested interest in the amount represented by the

Rollover Contribution so accepted.  The Rollover Contribution

Account will reflect the Employee's interest in the funds

credited on his behalf under the Plan as a result of his

Rollover Contributions.  An Employee need not be a Participant in order to make a Rollover Contribution to the Plan and any

Employee who makes a Rollover Contribution prior to the date on which he becomes a Participant shall become a Participant as of the date the Rollover Contribution is accepted but his benefits under the Plan prior to the date on which he becomes an active Participant shall be limited to the funds credited to his Rollover Contribution Account.

                              4-a

                           SECTION 4

                 EMPLOYER'S CONTRIBUTION

4.1 - AMOUNT OF EMPLOYER'S CONTRIBUTION

      (A)  Subject to Section 4.2 below and to the right

reserved by the Employer to modify, amend or terminate the

Plan, as provided in Sections 11.3 and 11.4 hereof, each

Employer or group of Employers with respect to which the Plan represents a single plan may, in its sole discretion, make a contribution each Plan Year to the Trustee in an amount as

determined in Section 4.1(B) below.

      (B)  Subject to Section 4.1(A) above, each Employer's

(or group of Employers') contribution for each Plan Year shall be an amount determined as follows:

           (1)  Regular Matching Contribution:  An amount

equal to the amount required to match 25% of the Matched

Salary Deferral Contributions that are made during the Plan

Year on behalf of each Participant who is entitled to share in the Employer's Contribution for such Plan Year in accordance with Section 7.4 hereof.

           (2)  Discretionary Matching Contribution:  In

addition to the regular Employer's Contribution specified

above, each Employer may make a discretionary matching con

tribution for any Plan Year in an amount which in the sole

opinion of the board of directors of such Employer shall be

appropriate for such Plan Year and which it shall announce

                              4-b

in writing to the Participants.  Provided, however, that the regular Employer's Contribution plus any discretionary

contribution for any Plan Year shall not exceed the maximum

amount of contribution permitted by law as a tax-deductible

expense (for the applicable fiscal year) as provided in

Section 404 of the Internal Revenue Code, or any other

applicable provision of the Internal Revenue Code.

Notwithstanding the foregoing, no matching contribution shall be made any Highly Compensated Employee to the extent that

such matching contribution would cause a violation of the

nondiscrimination requirements of Internal Revenue Code

Section 401(m).

      (C)  The Employer's Contribution for the Plan Year shall

be deemed to have been made no later than the Accounting Date for which such contributions are required under the Plan,

irrespective of when such contribution is actually paid over to the Trust Fund for such Plan Year, but in no event shall

such contribution be paid over to the Trust Fund later than

the due date (including extensions thereon) for filing the

Employer's tax return for the fiscal year that ends with or

next follows the end of the Plan Year in which such Accounting

Date occurs.

      (D)  The Employer's Contribution determined under (B)

above shall be reduced, if necessary, by any amount

                              4-c

credited to the Unallocated Limitation Account due to the

limitations under Section 7.2 hereof.

4.2 - NONDISCRIMINATION REQUIREMENTS OF SECTION 401(m) OF THE
      INTERNAL REVENUE CODE

      (A)  Any provisions of Sections 3.1 and 4.1 or elsewhere

in the Plan to the contrary notwithstanding, if the Committee determines that the Employer's Contribution to be allocated

under Section 7.4 hereof for any Plan Year would cause the

Plan to fail to meet the nondiscrimination requirements of

Section 401(m) of the Internal Revenue Code and the

regulations thereunder, then the Employer may, in its sole

discretion, reduce the amount of the Employer's Contribution for the Plan Year on behalf of those Participants who are in the group of "highly compensated employees" (within the

meaning of Section 414(q) of the Internal Revenue Code); such reduction to first apply to the highest rate being matched, on a uniform basis to all such Participants who are contributing the highest rate, and so on, in descending order from the

highest rate.

      (B)  The Committee shall establish such rules and give

such directions to the Trustee as shall be appropriate to

carry out the above provisions of this section.

      (C)  In the event that the amounts of the Employer's

Contribution for the group of Participants who are "highly

compensated employees" for any Plan Year, when expressed as a percentage of each Eligible Employee's "414(s)

                              4-d

compensation" as defined in Section 3.6 hereof for such Plan

Year, result in an "average contribution percentage" (within the meaning of Section 401(m) of the Internal Revenue Code and the regulations thereto) for such group that is in excess of the permissible "average contribution percentage" for such

group under Section 401(m) of the Internal Revenue Code when applying the discrimination test described in Section 401(m)

of the Internal Revenue Code and the regulations thereto,

including the test to determine prohibited multiple use of the alternative test described in the regulations under Section

401(m) in the case of a plan that is subject to both Section

401(k) and Section 401(m) of the Internal Revenue Coded the

amount of the Employer's Contribution that caused the excess shall be deemed to be "excess aggregate contributions" for

such Plan Year.  "Excess aggregate contributions," adjusted in accordance with applicable regulations for any applicable

Trust Fund investment gains or losses thereto, including an

adjustment for the period from the end of the immediately

preceding Plan Year to the date of distribution to the extent required by applicable regulations, shall be distributed to

such Participant to the extent possible by two and one-half

months following the close of the Plan Year in which such

"excess aggregate contributions" occurred but in no event

later than the close of the Plan Year following

                              4-e

the Plan Year in which such "excess aggregate contributions"

occurred.  To determine the portion of the "excess aggregate contributions" to be distributed to each Participant who is in the group of "highly compensated employees," the Employer's

Contribution allocated to such Participant for the Plan Year in which the "excess aggregate contributions" occurred shall be reduced until the "average contribution percentage" for the group of Eligible Employees who are "highly compensated

employees" does not exceed the permissible "average

contribution percentage" for such group under Section 401(m)

of the Internal Revenue Code; such reduction to first apply to the highest rate being matched on a uniform basis to all such

Participants who are contributing the highest rate, and so on,

in descending order from the highest rate.  The portion of the

"excess aggregate contributions" applicable to each such

Participant that is to be distributed to the Participant,

adjusted in accordance with applicable regulations for any

applicable Trust Fund investment gains or losses allocated to such portion, shall be distributed to the Participant in a

lump-sum cash amount.  The family aggregation rules set forth in regulations issued pursuant to Section 401(m) and 414(q) of the Internal Revenue Code shall apply in determining the

actual contribution percentage and the amount of "excess

aggregate contributions" to

                              4-f

be distributed to any Participant who is treated as a "highly compensated employee" as a result of family aggregation.

                              5-a

                           SECTION 5

                  INVESTMENT OF CONTRIBUTIONS

5.1 - INVESTMENT FUNDS

      (A)  The Trust Fund shall be divided into separate

"Investment Funds" for the investment of the contributions

made hereunder, as determined by the Committee from time to

time.

      (B)  The value of the assets held in the Trust Fund in

each of the Investment Funds as of each Accounting Date shall be determined on the basis of the fair market value of the

assets of such fund as of such date as appraised by the

Trustee.  Each such Investment Fund shall be segregated from and completely independent of the other Investment Funds and the valuation procedures described in Section 7.1 hereof,

shall apply separately with respect to each such fund.

5.2 - DESIGNATION BY PARTICIPANT OF FUND OR FUNDS

      (A)  Each Participant in the Plan shall elect

(separately with respect to each applicable type of

contribution as of his date of initial participation in the

Plan to have his future Salary Deferral Contributions and the

Employer's Contribution, if any, invested among the Investment

Funds in any increments of 10%.

      (B)  Each Participant who makes a Rollover Contribution

to the Plan in accordance with Section 3.7 hereof

                              5-b

shall elect as of the date on which the Rollover Contribution is made to have his Rollover Contribution invested among the

Investment Funds in any increments of 10%.

      (C)  In the event that a Participant fails to make an

election under (A) or (B) above, he shall be deemed to have

elected (only with respect to the applicable section for which an election was not made), to have 100% invested in the

Investment Fund with the least amount of risk to principal, as determined by the Committee.

5.3 - CHANGE OF INVESTMENT DESIGNATION

      As of each Accounting Date subsequent to the Effective

Date of the Plan, a Participant may change his designation of the manner of investment with respect to future Salary

Deferral Contributions and the Employer's Contribution to any

other manner permitted under Section 5.2(A) above by filing a written application for the change (on a form provided by the

Committee for this purpose) at least 30 days prior to such

date.

5.4 - TRANSFERS AMONG INVESTMENT FUND

      (A)  As of each Accounting Date subsequent to the

Effective Date of the Plan, a Participant may elect to

redistribute the funds credited among his Investment Fund

subaccounts in his Salary Deferral Contribution Account,

Employer Contribution Account, and if applicable, his Rollover

Contribution Account, in increments of 10%, by

                              5-c

filing a written application directing the redistribution (on a form provided by the Committee for this purpose) at least 30 days prior to such date.

      (B)  The Committee shall authorize the Trustee to make

the necessary transfers among the Investment Funds to reflect the elections of the Participants under Sections 5.4(A) above;

provided, however, the date of any actual transfer among

Investment Funds may be deferred until a date after the

applicable Account Date that is deemed administrative

practicable by the Trustee.

                              6-a

                           SECTION 6

                      INDIVIDUAL ACCOUNTS

6.1 - ESTABLISHING AND MAINTAINING PARTICIPANT'S ACCOUNTS

      (A)  The Committee shall establish and maintain (or

cause to be established and maintained) for each Participant with respect to each Employer by which the Participant is or has been employed, two separate accounts, called the "Salary

Deferral Contribution Account," and the "Employer Contribution

Account, respectively, to reflect his interest in the funds

credited on his behalf under the Plan as a result of his

Salary Deferral Contributions and his interest in the funds,

if any, credited on his behalf under the Plan as a result of the allocations on his behalf of the Employer's Contribution.

The Participant's Salary Deferral Contribution Account shall contain such subaccounts as are required to reflect the amount of Matched Salary Deferral Contributions and Unmatched Salary

Deferral Contributions and the Salary Deferral Contribution

Account and Employer Contribution Account shall consist of

such subaccounts as are required to reflect the Participant's interest in the various Investment Funds in accordance with

his directions as specified in Section 5 hereof.

      (B)  In addition to the two separate accounts described

in Section 5.1(A) above, the Committee shall establish and

maintain (or cause to be established and

                              6-b

maintained), for each applicable Participant, the Rollover

Contribution Account described in Section 3.7 hereof on behalf of those Participants for whom a Rollover Contribution is

accepted.

      (C)  The Salary Deferral Contribution Account, Employer

Contribution Account and Rollover Contribution Account (if

applicable) of each Participant in the Plan on June 1, 1989

who was a Participant in the Superseded Plan of the Company as

of May 31, 1989 shall be credited, respectively, under the

Plan as of June 1, 1989 with an amount equal to the net credit balance in his corresponding accounts under the Superseded

Plan of the Company as of May 31, 1989.

      (D)  Each such account (and subaccount) maintained on

behalf of each Participant shall be credited or debited to the extent required by the provisions of the Plan.  All entries on such individual accounts shall be conclusive and binding upon all parties unless patently erroneous.  Monies derived from

these accounts shall be held, administered, invested and

disbursed in accordance with the Plan and Trust Agreement.

                              7-a

                           SECTION 7

                          ACCOUNTING

7.1 - VALUATION OF ACCOUNTS

      (A)  As of each Accounting Date of each Plan Year,

beginning with the first such date following the Effective

Date of the Plan, the sum of the balances credited to the

investment subaccounts of all Participants, (that is, the sum of the balances credited to the Salary Deferral Contribution

Accounts, the Employer Contribution Accounts and the Rollover

Contribution Accounts, after debiting such accounts with the amounts of any distributions or withdrawals from such accounts since the last preceding Accounting Date, and after crediting the Salary Deferral Contributions since the last preceding

Accounting Date, but prior to crediting the Employer's

Contribution since the last preceding Accounting Date) shall be compared with the then value of the applicable Investment

Fund as reported by the Trustee to the Committee, after

debiting all distributions and withdrawals paid out of such

Investment Fund since the last preceding Accounting Date,

excluding from such value (1) any amount which represents the

Employer's Contribution since the last preceding Accounting

Date and (2) any amounts credited to the Unallocated

Limitation Account.  On the basis of such comparison, the sum of the balances credited to the Participant's investment

subaccounts will

                              7-b

be adjusted to equal the value of the applicable Investment

Fund as described in Section 7.1(B) below.  Earmarked

investments and the earmarked investment subaccounts described in Section 8.5 hereof shall be excluded in valuing the

accounts in the Trust Fund for the purposes of this section.

      (B)  The difference between (1) the value of the In

vestment Fund (after adjustment of the Investment fund as

described in Section 7.1(A) above) and (2) the sum of the

balances credited to the Participants' investment subaccounts will be apportioned to the Participants' investment

subaccounts in proportion to the balances credited to the

respective subaccounts before such apportionment.  On the

basis of the comparison described in Section 7.1(A) above, the sum of such balances credited to the subaccounts will be

adjusted to equal the value of the applicable Investment Fund by apportioning to the Participants' subaccounts the

difference between the sum of such balances credited to the

subaccounts and such value of the applicable Investment Fund,

in proportion to the balances credited to the respective

subaccounts before such apportionment.  The amounts of such

differences which are so apportioned to each Participant shall be credited or debited, as the case

                              7-c

may be, to the subaccounts of such Participants before such

apportionment to determine the adjustment to the individual

subaccounts of each Participant and the subaccounts so

adjusted, increased by the amount, if any, credited in

accordance with the provisions of Section 7.4 hereof, shall be the balances credited to such subaccounts of the Participants until the next following Accounting Date or until being

adjusted for any debits or credits pursuant to Sections 7.3,

8.3, 8.4 or 8.5 hereof.

      (C)  The value of each Investment Fund as of each

Accounting Date will be determined on the basis of the fair

market value of the assets of such Investment Fund as

appraised by the Trustee.

7.2 - MAXIMUM ANNUAL ADDITION ON BEHALF OF ANY PARTICIPANT
      DURING ANY LIMITATION YEAR

      (A)  The term "annual addition" as used herein means for

any Limitation Year beginning on or after June 1, 1987, the

sum of:

                     (1)  the amount of the Salary Deferral
                Contributions and the Employer's Contribution, if any, allocated on behalf of the Participant for the Limitation Year under Section 7.3 and
                7.4 below; and

                     (2)  any employee contributions, employer
                contributions and forfeitures allocated on behalf of the Participant under all other Defined Contribution Plans of the Controlled Group Members.

      (B)  Any provisions herein to the contrary

notwithstanding, in no event shall the annual addition of a

                              7-d

Participant during any Limitation Year exceed (1) the maximum limitation for Defined Contribution Plans as specified in

Section 415(c) of the Internal Revenue Code, or (2) if the

Participant has been a participant in both a Defined Benefit

Plan and a Defined Contribution Plan maintained by the

Employer, the maximum limitation in the case of a Defined

Benefit Plan and a Defined Contribution Plan for the same

employee as specified in Section 415(e) of the Internal

Revenue Code.  In determining the maximum annual addition that may be allocated on behalf of any Participant during any

Limitation Year, all Defined Contribution Plans, whether or

not terminated, of all Controlled Group Members are to be

treated as one Defined Contribution Plan, and all Defined

Benefit Plans, whether or not terminated, of all Controlled

Group Members are to be treated as one Defined Benefit Plan.

The proportion of the maximum annual addition applicable to

all such Defined Contribution Plans of such Controlled Group

Members during any Limitation Year shall be determined on a

pro rata basis depending upon the amount of the annual

addition that would have otherwise been allocated on his

behalf under each such Defined Contribution Plan during such

Limitation Year if the restriction of this Section 7.2 did not apply.  The

                              7-e

term "IRC 415 Compensation" shall have the meaning assigned in

Section 415 of the Internal Revenue Code and regulations

issued with respect thereto.

                     (1)  Maximum Annual Addition Due to
                Restrictions of Section 415(c) of the Internal Revenue Code: Subject to the provisions of
                Section 7.2(B)(2) below, the total annual addition (the total applicable to all such Defined Contribution Plans of the Controlled Group Members) which may be allocated on behalf of a Participant during any Limitation Year shall not exceed an amount equal to the smaller of:

                               (a)  $30,000 or (for Limitation
                     Years beginning on and after June 1,
                     1987), if greater, one-fourth of the
                     Defined Benefit Plan dollar limit in
                     effect as of the last day of such
                     Limitation Year under Section
                     415(B)(1)(A) of the Internal Revenue
                     Code; provided, however, if a short
                     Limitation Years is created because of a change in the 12-month period used as the Limitation Year, such applicable amount shall be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12;

                     or

                               (b)  an amount equal to 25% of
                     the IRC 415 Compensation which the
                     Participant received from the Controlled
                     Group Members during such Limitation
                     Year.

                     (2)  Maximum Annual Addition Due to
                Restrictions of Section 415(e) of the Internal Revenue Code: The total annual addition (the total applicable to all Defined Contribution Plans of the Controlled Group Members) which may be allocated during any Limitation Year on behalf of a Participant in both a Defined Contribution Plan and a Defined Benefit Plan to which the provisions of this Section 7.2(B) apply shall

                              7-f

                          not exceed an amount which would
                cause the sum of his "Defined Contribution
                Plan Fraction" and "Defined Benefit Plan
                Fraction" as of the end of such Limitation
                Year to exceed 1.00; provided, however, this restriction shall not apply to the annual addition during a given Limitation Year if the Defined Benefit Plan contains a provision which limits the benefit under the Defined Benefit Plan for such year to an amount which would not cause the sum of his Defined Contribution Plan Fraction and Defined Benefit Plan Fraction to exceed 1.00.

The term "Defined Contribution Plan Fraction," which shall

have the meaning assigned in Section 415 of the Internal

Revenue Code and the regulations issued thereto, is a

fraction, the numerator of which is the sum of the actual

annual additions (the total applicable to all Defined

Contribution Plans of the Controlled Group Members) to the

Participant's accounts in the Limitation Year and for all

prior Limitation Years and the denominator of which is the sum of the Lesser of (a) 1.25 multiplied by the dollar limitation in effect under Section 415(c) of the Internal Revenue Code

(as modified by the provisions of Section 415(D) for such

Limitation Year and for all prior Limitation Years of such

Participant's employment with the Controlled Group Members

(assuming for this purpose that Sections 415(C) and 415(D) had been in effect during such prior years) and (b) 1.4 multiplied by 25% of the Participant's IRC 415 Compensation for such

Limitation Year and for all prior Limitation Years of such

Participant's

                              7-g

employment with the Controlled Group Members.  The term

"Defined Benefit Plan Fraction," which shall have the meaning assigned in Section 415 of the Internal Revenue Code and the regulations issued thereto, is a fraction, the numerator of

which is the Participant's projected annual benefit

(determined as of the end of the Limitation Year) under all

Defined Benefit Plans of the Controlled Group Members and the

denominator of which is the lesser of (a) 1.25 multiplied by the dollar limitation in effect under Section 415(c) of the

Internal Revenue Code (as modified by the provisions of

Section 415(d) of such Limitation Year or (b) 1.4 multiplied by the compensation limitation for such Limitation Year.  The terms "Defined Contribution Plan" and "Defined Benefit Plan"

shall have the meanings assigned in Section 414(i) and Section

414(j), respectively of the Internal Revenue Code.

      (C)  The above limitations are intended to comply with

the provisions of Section 415 of the Internal Revenue Code so that the maximum benefits provided by plans of the Controlled

Group Members shall be exactly equal to the maximum amounts

allowed under Section 415 of the Internal Revenue Code and the regulations issued thereunder.  If there is any discrepancy

between the provisions of this Section 7.2 and the provisions of Section 415 of the Internal Revenue Code and the

regulations issued there

                              7-h

under, such discrepancy shall be resolved so as to give full effect to the provisions of Section 415 of the Internal

Revenue Code.

      (D)  In the event that the Participant's annual addition

under the Defined Contribution Plans for any Limitation Year is restricted as a result of the above provisions of this

section, that portion or all of the annual addition allocable to the Participant under the Plan for such Limitation Year

which is required to reduce the amount of the annual addition to the amount permitted under Section 7.2(B) above shall be

eliminated to the extent necessary to reduce the amount of

annual addition to the permissible amount by holding

unallocated in a special account, called the "Unallocated

Limitation Account," that portion or all of the Participant's allocable share of the Employer's Contribution for the Plan

Year and, if necessary, reallocating a portion of his Salary

Deferral Contributions to the Unallocated Limitation Account,

for subsequent allocation under Section 7.4 hereof as part of the Employer's Contribution for the next succeeding Plan Year

(or, if necessary, Plan Years).  The Unallocated Limitation

Account shall not be adjusted for gains or losses as of any

Accounting Date.

                              7-i

7.3 - CREDITING OF SALARY DEFERRAL CONTRIBUTIONS

      The Salary Deferral Contributions made on behalf of each

Participant shall be credited to his Salary Deferral

Contribution Account as soon as practicable after they are

deducted from his Compensation and turned over to the Trustee,

but in no event later than the next following Accounting Date.

7.4 - ALLOCATION AND CREDITING OF EMPLOYER'S CONTRIBUTION

      (A)  As of the last Accounting Date of each Plan Year,

after making the credits or debits to the Participant's

accounts required by Section 7.1 above, an amount equal to the

Employer's Contribution for the Plan Year shall be allocated and credited to the Employer Contribution Accounts of those

Participants in the Plan who are entitled to share in the

allocation in accordance with Section 7.4(B) below, in the

proportion which the Matched Salary Deferral Contributions

made on behalf of such Participant during the current Plan

year, exclusive of any Matched Salary Deferral Contributions made during the current Plan Year that were subsequently

withdrawn during the current Plan Year under Section 8.5

hereof, bear to the aggregate Matched Salary Deferral

Contributions made during the current Plan Year, exclusive of any Matched Salary Deferral Contributions made during the

current Plan Year that were subsequently withdrawn during the current Plan Year

                              7-j

under Section 8.5 hereof, for all such Participants who are

sharing in such allocation of the Employer's Contribution for such Plan Year.

      (B)  Those Active Participants in the Plan at any time

during the current Plan Year who either (1) are in the active service of the Employer on the last Accounting Date of the

Plan Year (i.e., whose service has not terminated prior to the last business day of the Plan Year just ended) or (2) are not in active service because of termination of service during the current Plan Year either (aa) due to death or Total and

Permanent Disability or (bb) on or after having attained the age of 65 years shall be entitled to share in the Employer's

Contributions, if any, for such Plan Year.

7.5 - EFFECTIVE DATE OF ENTRIES

      Each adjustment provided for by Sections 7.1 to 7.4,

inclusive, shall be considered as having been made on the

dates specified in such sections, regardless of the dates of actual entries or receipt by the Trustee of contributions for such year.

                              8-a

                           SECTION 8

                         DISTRIBUTIONS

8.1 - INITIAL DISTRIBUTION DATE

      (A)  Upon the "normal retirement" (i.e., termination of

employment for a reason other than death on or after attaining the age of 65 years), or termination of service for any other reason of a Participant, his Initial Distribution Date shall be as of the date of termination of his service; provided,

however, if his service is terminated by reason of his normal retirement, death or Total and Permanent Disability, he (or

his Beneficiary, if his service was terminated due to his

death) shall share in the allocation of the Employer's

Contribution for the Plan Year in which he retired or

terminated his service.

      (B)  Distribution of the Participant's individual

accounts shall be made, subject to the provisions of Section

8.3 below, as soon as administratively practicable after his

Initial Distribution Date.

8.2 - DETERMINATION OF VESTED INTEREST IN THE PARTICIPANT'S
      INDIVIDUAL ACCOUNTS AS OF INITIAL DISTRIBUTION DATE

      (A)  As of each Participant's Initial Distribution Date,

he shall be entitled to 100% of the net credit balance in his subaccounts in his Salary Deferral Contribution Account as of

such date (adjusted to reflect any Salary Deferral

Contributions made since the last Accounting Date), 100% of

the net credit balance in his

                              8-b

Employer Contribution Account and 100% of the net credit

balance in the Rollover Contribution Account, if any, which is being maintained on his behalf as of such date.  The

Participant shall be credited immediately with a 100% interest in the amount of any Employer Contributions allocated on his behalf subsequent to his Initial Distribution Date in

accordance with Section 7.4 hereof.

      (B)  Any provisions in the Plan to the contrary

notwithstanding, in the event the Plan is terminated or

partially terminated or contributions to the Trust are

completely discontinued, the balance credited to the account of each affected Participant shall be 100% vested and shall be nonforfeitable, and distribution of the assets in the Trust

Fund (after deduction of any and all amounts necessary or

proper to pay the expenses of distribution and other expenses and liquidation costs of the Plan and Trust) shall be made in accordance with Section 12.4 hereof.

8.3 - METHOD OF DISTRIBUTION

      (A)  On and after each Participant's Initial

Distribution Date, after all adjustments to his accounts

required as of that date shall have been made, distribution of his subaccounts as determined under Section 8.2 above shall be made, subject to the provisions of Sections 8.3(8) through

8.3(F) below, as soon after such date as is administratively practicable, to or for the benefit of the

                              8-c

Participant, or, in the event of his death either before, at or after his Initial Distribution Date, to or for the benefit of his Beneficiary, by any one of the following methods as

elected by the Participant or, if applicable, his Beneficiary:

                     (1)  by payment in a series of cash
                installments in approximately equal amounts, spread over a fixed period of years not to exceed the period described In Section 8.3(B) or 8.3(D) below, whichever is applicable; or

                     (2)  by payment in cash of a single-sum
                amount; or

                     (3)  a combination of (1) and (2) above.

Any distribution to the Participant that commences prior to

his attainment of the age of 65 years shall require the

written consent of the Participant within 90 days of the date of any such distribution if the amount to be distributed (when added to all prior in-service withdrawals under Sections 8.4 and 8.5 hereof since the Participant's Last Date of

Commencement of Service) exceeds $3,500 and any distribution to the Participant shall commence no later than 60 days after the end of the Plan Year following the later of (a) the 65th anniversary of the Participant's date of birth or (b) the date of termination of his service, unless the Participant elects a later distribution date (which, shall not extend beyond his

Required Beginning Date).

                              8-d

      (B)  Notwithstanding any other provisions of this

section to the contrary, any form of distribution that is

initially payable to the Participant must provide that the

entire interest of the Participant will be expected to be

distributed to the Participant and his Beneficiaries over one or a combination of the following periods:

                     (1)  the life of the Participant;

                     (2)  the lives of the Participant and his
                designated Beneficiary;

                     (3)  a period certain not extending
                beyond the life expectancy of the Participant;
                or

                     (4)  a period certain not extending
                beyond the joint life and last survivor
                expectancy of the Participant and his
                designated Beneficiary.

      (C)  The life expectancy of the Participant or the joint

life and last survivor expectancy of the Participant and his

Beneficiary used for the purpose of this paragraph shall not exceed the period computed by use of the expected return

multiples in Section 1.72-9 of the U.S. Code of Regulations

(using the return multiples for males for both the Participant and Beneficiary if the return multiples in such section are

different for males and females).  No recalculation will be

made of the amount to be distributed each year to take into

account the Participant's then life expectancy or the joint

and last survivor life expectancy of the Participant and his designated Beneficiary.

                              8-e

      (D)  Except to the extent otherwise permissible under

Section 401(a)(9) of the Internal Revenue Code and regulations issued pursuant thereto, which regulations are herein

specifically incorporated by reference, the distribution of

any benefit which is not initially payable to the Participant must:

                     (1)  commence not later than the
                Participant's Required Beginning Date;
                provided, however, if the Beneficiary is not the Participant's spouse, distribution must commence not later than one year after the date of the Participant's death or, if the Participant's surviving spouse was his Beneficiary and such surviving spouse dies prior to the commencement of benefit payments, distribution must commence not later than one year after the date of such surviving spouse's death; and

                     (2)  be expected to distribute the
                benefit for a period not extending beyond one or a combination of the following periods:

                           (i)  the life of his Beneficiary; or

                           (ii) a period certain not
                     extending beyond the life expectancy of
                     the Beneficiary;

provided, however, if the Participant has no designated

Beneficiary or if the designated Beneficiary is not a living person, such benefit must be distributed in its entirety to

the Beneficiary not later than the fifth anniversary of the

date of (i) the Participant's death or (ii) the death of the

Participant's spouse, whichever death

                              8-f

is the later to occur; and provided further, however, any

amount payable to a child of the Participant shall be treated for the purposes of this Section 8.3(D) as if it had been

payable to the surviving spouse of the Participant if such

amount that is payable to the child will become payable to

such surviving spouse upon such child's reaching majority (or upon the occurrence of such other designated event permitted under regulations issued with respect to Section 401(a) (9) of the Internal Revenue Code).

      (E)  If the Participant elects and is receiving

distribution in a series of cash installments under Section

8.3(A) above, he may subsequently elect a different method

that satisfies the requirements of this Section 8.3.  If he

dies after distribution of his benefits has commenced, payment of his remaining interest, if any, shall be distributed, to

the extent required by Section 401(a) (9) of the Internal

Revenue Code and regulations issued with respect thereto, at least as rapidly as provided under the method of payment in

effect prior to his death.  The Committee shall have the

authority to accelerate payments under any form of payment

elected by the Participant (or, if applicable, the

Beneficiary) if it determines that such acceleration is

necessary to preserve the tax exempt status of the Plan and

Trust.

                              8-g

      (F)  In the event of termination of employment of any

Participant, the Committee in its discretion may authorize

payments with respect to the account of such Participant prior to such Participant's Initial Distribution Date, but such

payments shall be considered as advances against the account of such Participant, and full settlement of the same shall be predicated upon the balance in such account on such Initial

Distribution Date, determined as herein before provided.

8.4 - DISTRIBUTIONS WHILE IN SERVICE AFTER AGE 70-1/2

      Any provisions of Section 8.1 or 8.3 above to the

contrary notwithstanding, distribution shall be made to each

Participant, regardless of whether or not his service has been terminated, on a date not later than his Required Beginning

Date in the same manner as though he had retired on his

Required Beginning Date.  If any such Participant continues in service after his distribution has commenced, he shall be

treated under the Plan in the same manner as though he had

retired and had immediately thereafter been reemployed, except that distribution of his individual accounts shall continue to be made on and after his Required Beginning Date in accordance with the regulation issued pursuant to Section 401(a) (9) of the Internal Revenue Code.

                              8-h

8.5 - WITHDRAWALS WHILE STILL EMPLOYED

      A Participant may, while still employed by the Employer,

make certain withdrawals from his accounts, subject to the

following restrictions:

           (1)  Withdrawals may be made only as of an
           Accounting Date after all adjustments have been made to the accounts as described In Section 7.1 hereof.

           (2) All withdrawals are subject to the Participant having filed a written application with the Committee at least 30 days prior to the date on which the withdrawal is to be made.

           (3) All withdrawals shall be in the form of a lump-sum cash payment and the amounts withdrawn shall be debited from the Participant's account as of the date the payment is made.

           (4) A Participant may make a withdrawal from his Salary Deferral Contribution Account and/or Employer Contribution Account only in the event that he furnishes satisfactory evidence to the Committee that the withdrawal is to alleviate his financial hardship and is for one of the following reasons:

                     (a)  medical expenses described in
                Section 213(d) of the Internal Revenue Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of said Code);

                     (b)  purchase (excluding mortgage
                payments) of a principal residence for the Participant;

                     (c)  payment of tuition for the next
                semester or quarter of postsecondary education for the Participant, his spouse, children, or his dependents (as defined In Section 152 of the Internal Revenue Code);

                     (d)  the need to prevent the eviction of
                the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                              8-i

                     (e)  any other reason that is deemed a
                safe harbor reason for a hardship withdrawal by rulings or regulations issued by the Internal Revenue Service pursuant to Section 401(k) of the Internal Revenue Code.

           (5)  For the purpose of (4) above, financial
           hardship shall mean an immediate and heavy financial need that cannot be met from other resources of the Participant. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

                     (a)  the distribution is not in excess of
                the amount of the immediate and heavy
                financial need of the Participant;

                     (b)  the Participant has obtained all
                distributions, other than hardship
                distributions, and all nontaxable loans
                currently available under all of the plans maintained by the Employer;

                     (c)  the Participant's Salary Deferral
                Contributions under the Plan and his employee elective contributions and employee contributions, other than mandatory employee contributions to a Defined Benefit Plan, under all other Employer maintained qualified and nonqualified plans of deferred compensation, except health or welfare benefit plans, are suspended for 12 months after receipt of the hardship distribution; and

                     (d)  the Participant's Salary Deferral
                Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit under Section 402(g) of the Internal Revenue Code for such next taxable year less the amount of his Salary Deferral Contributions for the taxable year of the hardship distribution.

           (6) The amount that a Participant may withdraw from his Salary Deferral Contribution Account on and after January 1, 1989 shall not exceed the excess, if any, of (a) the sum of (i) the net

                              8-j

                credit balance in his Salary Deferral
           Contribution Account as of December 31, 1988 and
           (ii) the aggregate of his Salary Deferral
           Contributions to the Plan on and after January 1, 1989 over (b) the withdrawals on and after January 1, 1989 from his Salary Deferral Contribution Account.

           (7) The amount that a Participant may withdraw from his Employer Contribution Account shall not exceed the net credit balance in such account as of the effective date of the withdrawal.

           (8) The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to effectuate the withdrawal in accordance with the terms hereof.

           (9)  In the event that a Participant has an
           outstanding loan at the time of his withdrawal, the amount of the withdrawal may not exceed the excess of (a) the amount which he would otherwise be entitled to withdraw over (b) the amount of any outstanding loan.

      In the event that the actual date of payment of the

amount of the withdrawal from a Participant's accounts does

not coincide with an Accounting Date, the amounts credited to his subaccounts in the applicable Investment Fund or Funds

shall be adjusted, on the basis of a policy established with respect to each Investment Fund by the Committee (which policy may be changed with respect to each such fund from time to

time for application in the future), based upon the latest

data available to the Committee immediately prior to its

authorization of such payment, to reflect investment gains or losses in the funds credited to his subaccounts in the

applicable Investment Fund or Funds since the last Accounting

Date.

                              8-k

8.6 - LOANS TO PARTICIPANTS

      (A)  Any Participant or Beneficiary of a deceased

Participant who is a party-in-interest (as defined in Section

3(14) of the Employee Retirement Income Security Act of 1974)

may make a written application to the Committee for a loan

from his accounts under the Plan prior to distribution of his accounts subject to certain restrictions.  The Committee may establish such rules and regulations with respect to the

amount of such loans and interest rates as it shall deem

appropriate; provided, however, that:

                     (1)  the maximum total permissible amount
                of any loan (when added to the outstanding balance of all other loans from any other qualified plans maintained by the Controlled Group Members) shall not exceed the smallest of the following amounts:

                               (a)  $50,000 reduced, however,
                     by the highest outstanding loan balance
                     of the Participant (or Beneficiary)
                     during the 12-month period immediately
                     preceding the date on which the loan is
                     to be made; or

                               (b)  50% of the vested portion
                     of the net credit balance in the
                     Participant's (or Beneficiary's)
                     individual accounts as of the last
                     Accounting Date;

                     (2)  the loan is to be repaid (not less
                frequently than quarterly) over a period not exceeding five (5) years or such longer period set by the Committee if the loan is for the reason specified in (4)(b) below and, with respect to Participants in active service, through payroll deduction;

                              8-l

                     (3)  only one loan may be outstanding to
                a Participant (or Beneficiary) at any time;
                provided, however, a Participant (or
                Beneficiary) may add to an existing loan to pay post-secondary educational expenses provided that (i) such addition does not cause the total amount of the loan to exceed the maximum specified in (1) above that is applicable to the Participant at the date that such addition becomes effective and (ii) the repayment period for such addition is not longer than the period remaining for the repayment of the principal of the original loan as provided in (2) above;

                     (4)  loans will be available only for one
                of the following reasons:

                               (a)  nonreimburseable medical
                     expenses described in Section 213(d) of
                     the Internal Revenue Code incurred by the Participant (or, if applicable, the Beneficiary), his spouse or dependent children;

                               (b)  purchase of a principal
                     residence for the Participant (or, if
                     applicable, the Beneficiary);

                               (c)  payment of tuition, books
                     and room and board for postsecondary
                     education for the Participant (or, if
                     applicable, the Beneficiary), his spouse or dependent children;

                               (d)  preservation or renovation
                     of the principal residence of the
                     Participant (or, if applicable, the
                     Beneficiary); or

                               (e)  to alleviate extreme
                     financial hardship of the Participant
                     (or, if applicable, the Beneficiary), in cases where he has no other assets reasonably available as a source of funds that could be used to discharge such hardship, where the Committee shall have the sole discretion, in a consistent and uniform, nondiscriminatory manner, to determine whether an

                              8-m

                                    extreme financial hardship
                     exists for this purpose;

                     (5)  the Participant (or Beneficiary)
                must consent in writing filed with the
                Committee within 90 days of the date on which the loan is to be effective to the possible reduction in his accounts under the Plan in the event of default on the loan;

                     (6)  the rate of interest applicable to
                the loan will be the rate of interest in effect on the date the loan application is approved by the Committee;

                     (7)  the rate of interest in effect from
                time to time will be the rate set by the Committee from time to time taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances; provided, however, the Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if the Committee determines that the difference in rates is justified and necessary to reflect current economic conditions;

                     (8)  the original rate of Interest
                applicable to the loan will be fixed
                throughout the period of the loan; provided, however, the rate of interest in effect at the date of any add-on loan described in (3) above shall apply to both the outstanding principal on the original loan and to the additional amount of the loan;

                     (9)  each loan shall require execution of
                a "Loan Agreement", in the form specified for such purpose by the Committee from time to time. Each such Loan Agreement shall, among other things, provide for the repayment of such loan in substantially level payments over the term of the loan; provided, however, that any such Loan Agreement shall not preclude the repayment in full, prior to the end of the commitment period but no acceleration or partial repayment will be allowed;

                              8-n

                     (10) a 90-day waiting period for a new
                loan shall be required following the repayment of any loan prior to the end of the commitment period;

                     (11) loan repayments must continue during
                any unpaid leave of absence through direct cash payment;

                     (12) all loans shall be fully secured by
                up to 50% of the vested amount credited to the Participant's accounts immediately following the date on which the loan is made; and

                     (13) in the event of a default, the
                Committee will liquidate the outstanding loan balance out of the vested interest of the Participant that was pledged as security for the loan as of the date of default or, if later, as of the date that the Participant's benefits under the Plan become immediately distributable.

Any loan will mature at the time provided for any

distribution, and no distribution shall be made to any

Participant or Beneficiary unless and until all unpaid loans to such Participant (or Beneficiary), together with interest,

have been paid in full or liquidated out of the interest of

the Participant.

      (B)  Any loans under the provisions of this section

shall, subject to the provisions above, be available to all

eligible Participants and Beneficiaries on a reasonably

equivalent basis and shall not be made available to

Participants and Beneficiaries of Participants who are highly compensated employees, in amounts greater than the amounts

                              8-o

available to other Participants and Beneficiaries with similar credit balances in their accounts.

      (C)  The amount available for a loan shall be based upon

the net credit balance in the Participant's accounts as of the last preceding Accounting Date, adjusted, on the basis of a

policy established with respect to each Investment Fund by the

Committee (which policy may be changed with respect to each

such fund from time to time for application in the future),

based upon the latest data available to the Committee

immediately prior to its authorization of such loan, to

reflect investment gains or losses in the funds credited to

his subaccounts in the applicable Investment Fund or Funds

since the last preceding Accounting Date.

      (D)  The Committee, in its sole discretion, may direct

that all future loans to the Participants under the Plan will be treated as individual investments of the respective

Participants.  In the event the Committee so directs, the

amount of the loan shall be an earmarked investment of the

Trust Fund and shall be debited from the Participant's vested individual accounts and transferred to an earmarked investment subaccount in such individual accounts.  The total amount of such amount to be transferred to the earmarked investment

subaccount shall be equal to the amount of the loan.

                              8-p

      (E)  The amount of any loan repayment (principal and

interest) by a Participant shall be credited to the earmarked investment subaccount of his respective accounts in proportion to the amount of funds that were transferred from each of such accounts to the earmarked investment fund.  The excess of such repayment to such earmarked investment subaccounts of such

accounts over the amount of his outstanding loan shall

immediately thereafter be transferred from such earmarked

investment subaccounts of such accounts to the respective

accounts.

8.7 - SPOUSAL CONSENT REQUIREMENT AND WAIVER

      Any provisions herein to the contrary notwithstanding,

if the consent of the spouse of the Participant is required

under the provisions hereof for any specified action that is required hereunder, such consent must be in writing and

witnessed by a Plan representative or a notary public and must acknowledge the specific Beneficiary or form of payment, if

applicable, and acknowledge the effect of such consent;

provided, however, that such spousal consent for any such

specified action that is required hereunder shall, unless

otherwise required by the Committee or by applicable law, be waived for the purposes of the Plan if:

           (1) such spouse has previously consented to such specified action in accordance with the provisions above and such previous consent (a) permits changes with respect to such specified

                              8-q

                action without any requirement of further consent by such spouse and (b) acknowledges the effect of such consent by the spouse;

           or

           (2) it Is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury or his delegate may prescribe by regulations as reasons for waiving the spousal consent requirement.

                              9-a

                        SECTION 9

          SPECIAL PROVISIONS APPLICABLE IF PLAN
                      IS TOP-HEAVY


9.1 - APPLICABILITY OF TOP-HEAVY PLAN PROVISIONS

      The provisions of this Section 9 shall apply if the Plan

becomes a "top-heavy plan" within the meaning of Section

416(g) of the Internal Revenue Code with respect to any Plan

Year that ends after the Effective Date of the Plan.

9.2 - DETERMINATION OF PLAN YEARS IN WHICH PLAN IS TOP-HEAVY

      (A)  The Plan shall be "top-heavy" with respect to an

applicable Plan Year if:

                     (1)  either (a) any Participant, former
                Participant or Beneficiary is a "key employee" within the meaning of Sections 416(i) (1) and 416(i) (5) of the Internal Revenue Code (such Participants, former Participants and Beneficiaries are hereinafter referred to in this Section 9 as "Key Employees,") or (b) the Plan enables any other plan which is included in the Aggregation Group (as defined below) and which has a participant who is a Key Employee, to meet the requirements of Section 401(a) (4) or Section 410 of the Internal Revenue Code;

                and

                     (2)  the ratio (determined in accordance
                with Section 416 of the Internal Revenue Code) as of the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such first Plan Year (such day, whether applicable to the first Plan Year or to subsequent Plan Years, is hereinafter referred to in this Section 9 as the "Determination Date") of:

                              9-b

                               (a)  the sum of (i) the
                     aggregate of the individual accounts of
                     all Key Employees under all Defined
                     Contribution Plans included in such
                     Aggregation Group plus (ii) the present
                     value of the cumulative accrued benefits for all Key Employees under all Defined Benefit Plans included in the Aggregation Group; to

                               (b)  a similar sum determined
                     for all Participants, former Participants and Beneficiaries excluding any such Participant or former Participant (or his Beneficiary) who was a Key Employee for any prior Plan Year but who is not currently a Key Employee and also excluding any Participant or former Participant who has not at any time during the five-year period ending on the Determination Date performed services for any employer maintaining a plan included in the Aggregation Group, under all Defined Benefit Plans and Defined Contribution Plans included in such Aggregation Group;

                is greater than 60%.

      (B)  For the purposes of this Section 9, the Aggregation

Group shall mean the Plan plus all other Defined Benefit Plans and Defined Contribution Plans, if any, maintained by the

Controlled Group Members; provided, however, that any plan of any such Controlled Group Member that (i) does not have any

participant who is a Key Employee and (ii) does not enable any other plan, which is included in the Aggregation Group and

which has a participant who is a Key Employee, to meet the

requirements of Section 401(a) (4) or Section 410 of the

Internal Revenue Code, shall be

                              9-c

included in the Aggregation Group only if such plan, together with the other plans included in the Aggregation Group,

satisfy the requirements of Section 401(a)(4) and 410 of the

Internal Revenue Code.

      (C)  Unless required otherwise under Section 416 of the

Internal Revenue Code and regulations issued thereunder, the value of a Participant's (or Beneficiary's) individual account under the Plan as of the Determination Date shall be equal to the sum of:

                     (a)  the net credit balance in his
                Individual accounts as of the last Accounting
                Date; plus

                     (b)  any contributions actually made
                after such Accounting Date but on or prior to the Determination Date or, in the case of the Determination Date applicable to the first Plan Year, any contributions made after the Determination Date that are allocated as of a date within such first Plan Year; plus

                     (c)  the aggregate distributions made on
                his behalf during the five-year period ending on the Determination Date.

      (D)  The aggregate of the individual accounts under the

other Defined Contribution Plans included in such Aggregation

Group and the present value of the cumulative accrued benefits under the other Defined Benefit Plans included in the

Aggregation Group shall be determined separately for each such plan in accordance with Section 416 of the Internal Revenue

Code and regulations issued with respect thereto as of the

"determination date" that is

                              9-d

applicable to each such separate plan and that falls within

the same calendar year that the Determination Date applicable to the Plan falls.

9.3 - MINIMUM CONTRIBUTIONS FOR TOP-HEAVY PLAN YEAR

      (A)  The Employer's Contribution during any Plan Year in

which the Plan is top-heavy on behalf of an Eligible Employee to whom the provisions of this Section 9.3 are applicable,

shall not be less than an amount equal to the excess, if any,

of (1) either:  (a) if the Plan is not part of the Aggregation group with one or more Defined Benefit Plans, the lesser of

(i) 3% of his IRC 415 Compensation (as defined in Section 7.2 hereof) from the Employer during the Plan Year and (ii) the

highest percentage of IRC 415 Compensation (not in excess of

$200,000) which is allocated under Section 7.3 or 7.4 hereof to a Key Employee for such Plan Year, or (b) if the Plan is

part of the Aggregation Group with one or more Defined Benefit

Plans, 5% of his IRC 415 Compensation; over (2) the amounts,

if any, of employer contributions and forfeitures (other than elective deferrals and matching employer contributions)

allocated on his behalf under the Plan and all other Defined

Contribution Plans included in the Aggregation Group for such

Plan Year; provided, however, if the Plan is included in the

Aggregation Group with one or more Defined Benefit Plans, the minimum contribution described in this Section 9.3 shall

                              9-e

not be required with respect to any Eligible Employee if such

Defined Benefit Plan provides for a benefit to be payable on his behalf that is at least equal to that amount which is

actuarially equivalent (based on the interest and mortality

assumptions specified in the Defined Benefit Plan for

determining actuarially equivalent monthly retirement incomes)

to the excess, if any, of (i) a monthly retirement income

payable to the eligible Employee for life (with no ancillary benefits) commencing at his normal retirement age in an amount equal to the product of (aa) 2% of his "IRC 416 Final Average

Monthly Compensation" multiplied by (bb) his number of years of service, not in excess of 10 years, which were accrued

during those Plan Years in which the Plan was top-heavy over

(ii) the monthly retirement income payable to the Eligible

Employee for life (with no ancillary benefits) commencing at his normal retirement age in the amount which can be provided on an actuarially equivalent basis (based upon the interest

and mortality assumptions specified in the Defined Benefit

Plan for determining actuarially equivalent monthly retirement

Incomes) by the amounts, if any, attributable to employer

contributions and forfeitures that are credited to his account under the Defined Contribution Plans included in the

Aggregation Group.  For the purposes of this paragraph, an

Eligible Employee's

                              9-f

"IRC 416 Final Average Monthly Compensation" shall be equal to his average monthly rate of IRC 415 Compensation for the five consecutive calendar years, which are prior to the January 1st immediately following (i) the Eligible Employee's retirement or termination of service or (ii) the close of the last Plan

Year in which the Plan is top-heavy, whichever is earlier,

during which he received the highest aggregate compensation.

Such average monthly rate of compensation will be determined by dividing the total of such compensation that he received

during such five-consecutive-calendar-year period by the

product of 12 times the number of calendar years during which he received such compensation during such five-calendar-year period.  In the event that the eligible Employee does not

receive both such compensation and service during a calendar year or calendar years, such calendar year or calendar years during which he did not receive both such compensation and

service shall be ignored and excluded in determining the five consecutive calendar years during which he received the

highest aggregate compensation.

      (B)  For any Plan Year that a minimum allocation is

determined on behalf of an Eligible Employee under the above provisions of this section, the Employer shall make a

contribution (or an additional contribution) for such Plan

Year on behalf of such Eligible Employee in an amount equal

                              9-g

to the difference between the amounts, if any, allocated under

Section 7.4 hereof on behalf of such Eligible Employee and the minimum allocation determined on his behalf under the above

provisions of this section.  Such contribution (or additional contribution) shall be credited to an Employer Contribution

Account for the Eligible Employee as of the last Accounting

Date of such Plan Year.

      (C)  The provisions of this Section 9.3 shall apply to

all Eligible Employees "non-Key Employees" (i.e., Eligible

Employees who are not Key Employees and who are in the active service of the Employer on the last Accounting Date of the

Plan Year).

9.4 - ADJUSTMENT TO MAXIMUM ANNUAL ADDITION FOR TOP-HEAVY PLAN
      YEAR

      Any provision of Section 7.2 hereof to the contrary

notwithstanding, the total annual addition which may be

allocated during any Plan Year that the Plan is top-heavy on behalf of a Participant hereunder who is a Participant in both a Defined Contribution Plan and a Defined Benefit Plan, which are included in the Aggregation Group, shall not exceed an

amount which would cause the sum of his "IRC 416 Adjusted

Defined Contribution Plan Fraction" (where such fraction shall be determined in the manner described in Section 415(e) of the

Internal Revenue Code but substituting "1.0" for "1.25" in

paragraph (3)(B) of said Section 415(e) as prescribed in

Section 416(h) of said Code) and

                              9-h

his "IRC 416 Adjusted Defined Benefit Plan Fraction" (where

such fraction shall be determined in the manner described in

Section 415(e) of the Internal Revenue Code but substituting

"1.0" for "1.25" in paragraph (2)(B) of said Section 415(e) as prescribed In Section 416(h) of said Code) to exceed 1.00;

provided, however, this restriction shall not apply to the

annual addition during a given Limitation Year if the Defined

Benefit Plan contains a provision which limits the benefit

under the Defined Benefit Plan for such year to an amount

which would not cause the sum of his IRC 416 adjusted Defined

Contribution Plan Fraction and his IRC 416 adjusted Defined

Benefit Plan Fraction to exceed 1.00.

                             10-a

                        SECTION 10

     MISCELLANEOUS PROVISIONS REGARDING PARTICIPANTS

10.1 - PARTICIPANTS TO FURNISH REQUIRED

      (A)  Each Participant and his Beneficiary will furnish

to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan,

and the provisions of the Plan respecting any payments

thereunder are conditional upon the Participant's or

Beneficiary's furnishing promptly such true, full and complete information as the Committee may request.

      (B)  Each Participant will submit proof of his age and

proof of the age of each Beneficiary designated or selected by him to the Committee at such time as is required by the

Committee.  The Committee will, if such proof of age is not

submitted as required, use as conclusive evidence thereof,

such information as is deemed by it to be reliable, regardless of the source of such information.  Any adjustment required by reason of lack of proof or the misstatement of the age of

persons entitled to benefits hereunder, by the Participant or otherwise, will be in such manner as the Committee deems

equitable.

      (C)  Any notice or information which, according to the

terms of the Plan or the rules of the Committee, must

                             10-b

be filed with the Committee, shall be deemed so filed at the time that it is actually received by the Committee.

      (D)  The Employer, the Committee, and any person or

persons involved in the administration of the Plan shall be

entitled to rely upon any certification, statement, or

representation made or evidence furnished by an Employee,

Participant or Beneficiary with respect to his age or other

facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in

reliance thereon.  Any such certification, statement,

representation, or evidence, upon being duly made or

furnished, shall be conclusively binding upon the person

furnishing same; but it shall not be binding upon the

Employer, the Committee, or any other person or persons

involved in the administration of the Plan, and nothing herein contained shall be construed to prevent any of such parties

from contesting any such certification, statement,

representation, or evidence or to relieve the Employee,

Participant, or Beneficiary from the duty of submitting

satisfactory proof of any such fact.

10.2 - BENEFICIARIES

      Each Participant may, on a form provided for that

purpose, signed and filed with the Committee, designate a

Beneficiary to receive the benefit, if any, which may be

                             10-c

payable under the Plan in the event of his death, and each

designation may be revoked by such Participant by signing and filing with the Committee a new designation of Beneficiary

form.  If a deceased Participant who had a spouse at the date of his death either failed to designate a Beneficiary in the manner above prescribed or if his designated Beneficiary

predeceases him, he shall be deemed to have designated his

spouse as his Beneficiary.  If a deceased Participant is

survived by a spouse and he had designated a person other than his spouse as his Beneficiary and such spouse has not

consented to such specific other person being designated as

the Beneficiary, the Participant shall be deemed to have

revoked his prior designation and to have designated his

spouse as his Beneficiary to receive the death benefit.  If a deceased Participant who did not have a spouse at the date of his death either failed to name a Beneficiary in the manner

above prescribed or if his Beneficiary predeceases him, the

death benefit, if any, which may be payable under the Plan

with respect to such deceased Participant may be paid to any one or more of the persons comprising the group consisting of the Participant's descendants, the Participant's parents or

the Participant's heirs-at-law, and the Committee may direct the payment of the entire benefit to any member of such group or the

                             10-d

apportionment of such benefit among any two or more of them in such shares as the Committee, in its sole discretion, shall

determine; or to the estate of the deceased Participant, or in the event the Committee does not so direct any of such

payments, the Committee may elect to have a court of

applicable jurisdiction determine to whom a payment or

payments shall be paid.  Any payment made to any person

pursuant to the power and discretion conferred upon the

Committee by the provisions of this Section 10.2 shall operate as a complete discharge of all obligations under the Plan with respect to such deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons ever interested hereunder.

10.3 - CONTINGENT BENEFICIARIES

      In the event of the death of a Beneficiary who survives

the Participant and in the event that, at the Beneficiary's

death, there is a balance credited to the individual account

(or accounts) of the Participant, the amount represented by

such credit balance shall be payable to a person (or persons)

designated by the Participant (in the manner provided In

Section 10.2 above) to receive the remaining funds payable in the event of such contingency or, if no person was so named,

then to a person designated by the Beneficiary (in the manner provided in Section 10.2

                             10-e

above) of the deceased Participant to receive the remaining

death benefits, if any, payable in the event of such

contingency; provided, however, that if no person so

designated be living upon the occurrence of such contingency,

then the remaining funds shall be payable to the estate of

such deceased Beneficiary.

10.4 - PARTICIPANTS' RIGHTS IN TRUST FUND

      No Participant or other person shall have any interest

in or any right in, to or under the Trust Fund, or any part of the assets thereof, except as and to the extent expressly

provided in the Plan.

10.5 - BENEFITS NOT ASSIGNABLE

      Subject to the last sentence of this section and to

Section 8.6 hereof, no benefits, rights or accounts shall

exist under the Plan which are subject in any manner to

voluntary or involuntary anticipation, alienation, sale,

transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign,

pledge, encumber or charge the same shall be null and void;

nor shall any such benefit, right or account under the Plan be in any manner liable for or subject to the debts,

contracts,liabilities, engagements, torts or other obligations of the person entitled to such benefit, right or account; nor shall any benefit, right or account under the Plan constitute an asset in case of the

                             10-f

bankruptcy, receivership or divorce of any person entitled

under the Plan; and any such benefit, right or account under the Plan shall be payable only directly to the Participant or

Beneficiary, as the case may be.  Where a qualified domestic relations order as described in Sections 401(a) (13) and

414(p) of the Internal Revenue Code has been received by the

Committee, the terms and benefits of the Plan will be

considered to have been modified with respect to the affected

Participant to the extent such order requires benefits to be paid to specified individuals other than the Participant.  Any provisions of the Plan to the contrary notwithstanding, the

Committee shall direct the distribution to an alternate payee under a qualified domestic relations order as of the earliest date requested in the order.

10.6 - BENEFITS PAYABLE TO MINORS AND INCOMPETENTS

      (A)  Whenever any person entitled to payments under the

Plan shall be a minor or under other legal disability or in

the sole judgment of the Committee shall otherwise be unable to apply such payments to his own best interest and advantage

(as in the case of illness, whether mental or physical or

where the person not under legal disability Is unable to

preserve his estate for his own best interest), the Committee may in the exercise of its discretion direct all or any

portion of such payments to be made in any one

                             10-g

or more of the following ways unless claim shall have been

made therefor by an existing and duly appointed guardian,

tutor, conservator, committee or other duly appointed legal

representative, in which event payment shall be made to such representative:

                     (1)  directly to such person unless such
                person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;

                     (2)  to the spouse, child, parent or
                other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support; or

                     (3)  to a recognized charity or
                governmental institution to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.

      (B)  The decision of the Committee will, in each case,

be final and binding upon all persons and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made.  Any payment made pursuant to the

power herein conferred upon the Committee shall operate as a complete discharge of the obligations of the Trustee and of

the Committee.

10.7 - CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

      The establishment and maintenance of the Plan will not

be construed as conferring any legal rights upon any

Participant to the continuation of his employment with the

                             10-h

Employer, nor will the Plan interfere with the right of the

Employer to discipline, lay off or discharge any Participant.

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any employee or to be a consideration for, inducement to, or condition of employment of any person.

10.8 - NOTIFICATION OF MAILING ADDRESS

      (A)  Each Participant and other person entitled to

benefits hereunder shall file with the Committee from time to time, in writing, his post office address and each change of post office address, and any check representing payment

hereunder and any communication addressed to a Participant or a Beneficiary hereunder at his last address filed with the

Committee (or, if no such address has been filed, then at his last address as indicated on the records of the Employer)

shall be binding on such person for all purposes of the Plan,

and neither the Committee nor the Trustee shall be obliged to search for or ascertain the location of any such person.

      (B)  If the Committee, for any reason, is in doubt as to

whether payments are being received by the person entitled

thereto, it may by registered mail addressed to the person

concerned at his address last known to the Committee, notify such person that all unmailed and future

                             10-i

payments shall be henceforth withheld until he provides the

Committee with evidence of his continued life and his proper mailing address or his Beneficiary provides the Committee with evidence of his death.  In the event that (i) such

notification is mailed to such person and his designated

Beneficiary, (ii) the Committee is not furnished with evidence of such person's continued life and proper mailing address or with evidence of his death within three years of the date such notification was mailed and (iii) the Committee is unable to find any person to whom payment is due under the provisions of the Plan within three years of the date such notification was mailed, all retirement income and other benefit payments due shall be forfeited at the end of such three-year period

following the date such notification was mailed; provided,

however, if claim for any forfeited benefit is subsequently

made by any such person to whom payment is due under the Plan prior to the distribution of the assets upon termination of

the Plan, such forfeited benefits due such person shall be

reinstated.  If the Plan is terminated prior to the end of

such three-year period, the Committee may direct the transfer of any such person's unclaimed benefit to an Individual

Retirement Account on behalf of such person.

                             10-j

10.9 - WRITTEN COMMUNICATIONS REQUIRED

      Any notice, request, instruction, or other communication

to be given or made hereunder shall be in writing and either personally delivered to the addressee or deposited in the

United States mail fully postpaid and properly addressed to

such addressee at the last address for notice shown on the

Committee's records.

10.10 - BENEFITS PAYABLE AT OFFICE OF TRUSTEE

      All benefits hereunder, and installments thereof, shall

be payable at the office of the Trustee.

10.11 - APPEAL TO COMMITTEE

      (A)  A Participant or Beneficiary who feels he is being

denied any benefit or right provided under the Plan must file a written claim with the Committee.  All such claims shall be submitted on a form provided by the Committee which shall be signed by the claimant and shall be considered filed on the

date the claim is received by the Committee.

      (B)  Upon the receipt of such a claim and in the event

claim is denied, the Committee shall, within a reasonable

period of time, provide such claimant a written statement

which shall be delivered or mailed to the claimant by

certified or registered mail to his last known address, which statement shall contain the following:

                     (1)  the specific reason or reasons for
                the denial of benefits;

                             10-k

                     (2)  a specific reference to the
                pertinent provisions of the Plan upon which the denial is based;

                     (3)  a description of any additional
                material or Information which is necessary;
                and

                     (4)  an explanation of the review
                procedure provided below;

provided, however, in the event that special circumstances

require an extension of time for processing the claim, the

Committee shall provide such claimant with such written

statement described above not later than 180 days after

receipt of the claimant's claim, but, in such event, the

Committee shall furnish the claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that It is anticipated that such written statement will be furnished.


      (C)  Within 90 days after receipt of a notice of a

denial of benefits as provided above, the claimant or his

authorized representative may request, in writing, to appear before the Committee for a review of his claim.  In conducting its review, the Committee shall consider any written statement or other evidence presented by the claimant or his authorized representative in support of his claim.  The Committee shall give the claimant and his authorized representative reasonable access to all pertinent documents necessary for the

preparation of his claim.

                             10-l

      (D)  Within 60 days after receipt by the Committee of a

written application for review of his claim, the Committee

shall notify the claimant of its decision by delivery or by

certified or registered mail to his last known address;

provided, however, in the event of special circumstances which require an extension of time for processing such application,

the Committee shall notify the claimant of its decision not

later than 120 days after receipt of such application, but in such event, the Committee shall furnish the claimant, within

60 days after its receipt of such application, written

notification of the extension explaining the circumstances

requiring such extension and the date that it is anticipated that its decision will be furnished.  The decision of the

Committee shall be in writing and shall include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and shall contain references to all relevant Plan provisions on which the decision was based.

The decision of the Committee shall be final and conclusive.

As in all cases, including but not limited to the

determination of eligibility for and the amount of benefits

under the Plan, the Committee shall have full discretion In

interpreting the provisions of the Plan and the decision of

the Committee shall be final and conclusive.

                             11-a

                        SECTION 11

     MISCELLANEOUS PROVISIONS REGARDING THE EMPLOYER

11.1 - EMPLOYER'S CONTRIBUTION IRREVOCABLE

      The Employer shall have no right, title or Interest in

the Trust Fund or in any part thereof, and no contributions

made thereto shall revert to the Employer, except as provided in Paragraph 2 of Article III of the Trust Agreement.

11.2 - ABSENCE OF RESPONSIBILITY

      Subject to any applicable provisions of law, neither the

Employer nor any of the officers, employees, agents nor any

members of its board of directors or other governing board nor any partner or sole proprietor, guarantees in any manner the payment of benefits hereunder.

11.3 - AMENDMENT OF PLAN

      (A)  The Plan may be amended from time to time in any

respect whatever by formal action of the Company specifying

such amendment, subject only to the following limitations:

                     (1)  Under no condition shall such
                amendment result in or permit the return or repayment to any Employer of any property held or acquired by the Trustee hereunder or the proceeds thereof or result in or permit the distribution of any such property for the benefit of anyone other than the Participants and their Beneficiaries, except to the extent provided by Section 11.6 hereof with respect to expenses of administration.

                     (2)  Under no condition shall such
                amendment change the duties or
                responsibilities of

                             11-b

                          the Trustee hereunder without its
                written consent.

      (B)  Except as may be necessary to comply with any laws

or regulations of the United States or of any state to qualify this as a tax-exempt plan and trust, no amendment may be made which would result in a slower rate of vesting under the Plan for any Participant who has completed at least three years of service as of the effective date of such amendment or, if

later, as of the date such amendment is adopted, unless such amendment provides that each such Participant may elect,

within a reasonable period of time after such applicable date,

to retain the rate of vesting in effect under the Plan prior to such amendment in lieu of the new rate of vesting.  The

period during which the election described in the preceding

sentence may be made shall begin no later than the date the

Plan amendment is adopted and shall end no earlier than 60

days after (i) the date the amendment is adopted, (ii) the

effective date of such amendment or (iii) the date the

Participant is notified in writing of the amendment by the

Committee, whichever is the latest date to occur.

      (C)  Subject to the foregoing limitations, any amendment

may be made retroactively which, in the judgment of the

Committee, is necessary or advisable provided that such

retroactive amendment does not deprive a Participant, without his consent, of a right to receive benefits hereunder

                             11-c

which have already vested and matured in such Participant,

except such modification or amendment as shall be necessary to comply with any laws or regulations of the United States or of any state to qualify this as a tax-exempt plan and trust.

      (D)  The participation in the Plan of Employers other

than the Company shall not limit the power of the Company

under the foregoing provisions; provided, however, that the

Company shall deliver a copy of each amendment to the Plan to each other Employer within 30 days of such amendment.  The

provisions of the Plan and any amendments to the Plan by the

Company shall be binding upon all other Employers unless such other Employer modifies the provisions of the Plan as it

pertains only to its own employees by the adoption, by formal action on its part in the manner described in Section 11.7

hereof, of a Supplement to the Plan specifying such

modifications which shall pertain only to its employees; and

each Employer shall have the right to withdraw from the Plan by formal action on its part, in the manner described in

Section 11.7 hereof, specifying its determination to withdraw.

Any such withdrawing Employer shall furnish the Committee and the Trustee with evidence of the formal action of its

determination to withdraw.

      (E)  Any such withdrawal may be accompanied by such

modifications to the Plan as such Employer shall deem

                             11-d

proper to continue a Defined Contribution Plan for its

employees separate and distinct from the Defined Contribution

Plan herein set forth.  A withdrawal by any Employer without any provision for the continuation of a plan for its employees shall constitute a termination of the Plan with respect to

that Employer.  Withdrawal from the Plan by any Employer shall not affect the continued operation of the Plan with respect to the other Employers; provided, however, in the event of the

withdrawal of an Employer which is in a group of Employers

with respect to which the Plan constitutes a single plan and in the event that provision is made for the continuation of a

Defined Contribution Plan for its Employees separate and

distinct from the Defined Contribution Plan herein set forth,

the share of the assets of the Trust Fund allocable to such

group of Employers which is transferred to such other Defined

Contribution Plan shall be determined by the Committee but

shall be subject to the provisions of Section 11.5 hereof.

      (F)  Any Supplement to the Plan adopted by an Employer

or Employers shall apply only to the employees of the Employer or Employers adopting such Supplement and shall not affect the continued operation of the Plan with respect to any other

Employers.

                             11-e

11.4 - TERMINATION OF PLAN

      (A)  The Plan may be terminated by the Employers at any

time by (1) formal action in the manner described in Section

11.7 hereof, on the part of each Employer then a party to the

Plan specifying (a) that the Plan is being terminated and (b)

the date as of which the termination is to be effective and

(2) notifying the Committee and the Trustee of such

termination.  Any successor business to an Employer may

provide for continuation of the Plan by formal action on its part in the manner described in Section 11.7 hereof.  The Plan may be terminated in the manner described above with respect to one, but less than all, of the Employers theretofore

parties hereto and the Plan continued for the remaining

Employer or Employers.  The Plan shall automatically terminate as to a particular Employer only upon adjudication by a court of competent jurisdiction that such Employer is bankrupt or

insolvent (whether such proceedings be voluntary or

involuntary), upon dissolution of such Employer or upon its

liquidation, merger or consolidation without provisions being made by its successor, if any, for the continuation of the

Plan.

      (B)  Upon termination of the Plan in accordance with the

provisions of Section 11.4(A) above, the Committee

                             11-f

shall determine the share of the value of the assets of the

Trust Fund which is attributable to each Employer (or group of

Employers) with respect to which the Plan represents a single plan as described in Section 2.5 hereof.  Subject to the

distribution rules in Section 8.3 hereof and to any

restrictions that may apply under Section 401(k) of the

Internal Revenue Code in the event the Employer establishes a successor plan, the Committee shall then determine whether

distribution on behalf of the Participants and Beneficiaries entitled to benefits under the Plan shall be by payment in

cash or by the maintenance of another or substituted trust

fund.  As soon as practicable after receipt by the Employer of notification from the Internal Revenue Service evidencing its approval of the proposed distribution of assets upon

termination of the Plan and after payment of all expenses and costs, the Committee shall direct the Trustee to distribute,

in the manner of distribution determined by the Committee, the amount then standing to the credit of the account of each

applicable Participant or Beneficiary.

11.5 - MERGER OF PLAN

      In the case of the merger or consolidation of the Plan

with, or the transfer of assets or liabilities to, another

qualified plan, each Participant must be entitled to receive a benefit, upon termination of such other

                             11-g

qualified plan after such merger, consolidation or transfer,

which is at least equal to the benefit which he would have

been entitled to receive immediately before the merger,

consolidation or transfer if the Plan had been terminated at that time.

11.6 - EXPENSES OF ADMINISTRATION

      The Employer may pay all expenses incurred in the

administration of the Plan, including expenses and fees of the

Trustee, but it shall not be obligated to do so, and any such expenses not so paid by the Employer shall be paid from the

Trust Fund to the extent permissible by applicable law and

regulations.

11.7 - FORMAL ACTION BY EMPLOYER

      Any formal action herein permitted or required to be

taken by an Employer shall be:

           (a)  if and when a partnership, by written
           instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more general partners as having authority to take such action;

           (b) if and when a proprietorship, by written instrument executed by the proprietor or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by the proprietor as having authority to take such action;

           (c) if and when a corporation, by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of Its board of directors or other

                             11-h

                governing board as having authority to take such action; or

           (d) if and when a joint venture, by formal action on the part of the joint venturers In the manner described above.

                             12-a

                          SECTION 12

                        ADMINISTRATION

12.1 - ADMINISTRATION BY COMMITTEE

      The Plan will be administered by an administrative

committee (herein referred to as the "Committee"), consisting of (a) a chairman and at least one additional member or (b) a single individual, each of whom will be appointed by formal

action of the Company.  Each member may, but need not, be a

director, proprietor, partner, officer or employee of any

Employer, and each such member shall be appointed by formal

action of the Company to serve until his successor shall be

appointed in like manner.  Any member of the Committee may

resign by delivering his written resignation to the Company

and to the other members, if any, of the Committee.  The

Company, by formal action on its part, may remove any member of the Committee by so notifying the member and other

Committee members, if any, In writing.  Vacancies on the

Committee shall be filled by formal action of the Company.

The Committee shall be the administrator of the Plan.  The

committee serving under the Superseded Plan of the Company as of May 31, 1989 shall continue to serve under the Plan on June 1, 1989.

                             12-b

12.2 - OFFICERS AND EMPLOYEES OF COMMITTEE

      The Committee may appoint a secretary who may, but need

not, be a member of the Committee and may employ such agents,

clerical and other services, legal counsel, accountants and

actuaries as may be required for the purpose of administering the Plan.  Any person or firm so employed may be a person or firm then, theretofore or thereafter serving the Employer in any capacity.  The Committee and any individual member of the

Committee and any agent thereof shall be fully protected when acting in a prudent manner and relying in good faith upon the advice of the following professional consultants or advisors employed by the Employer or the Committee: any attorney

insofar as legal matters are concerned, any certified public accountant insofar as accounting matters are concerned, and

any enrolled actuary insofar as actuarial matters are

concerned.

12.3 - ACTION BY COMMITTEE

      (A)  A majority of the members of the Committee shall

constitute a quorum for the transaction of business and shall have full power to act hereunder.  The Committee may act

either at a meeting at which a quorum is present or by a

writing subscribed by at least a majority of the members of

the Committee then serving.  Any written memorandum signed by the secretary or any member of the Committee who

                             12-c

has been authorized to act on behalf of the Committee shall

have the same force and effect as a formal resolution adopted

In open meeting.  Minutes of all meetings of the Committee and a record of any action taken by the Committee shall be kept in written form by the secretary appointed by the Committee or,

if no secretary has been appointed by the Committee, by an

individual member of the Committee.  The Committee shall give to the Trustee any order, direction, consent or advice

required under the terms of the Trust Agreement, and the

Trustee shall be entitled to rely on any instrument delivered to it and signed by the secretary or any authorized member of the Committee as evidencing the action of the Committee.

      (B)  A member of the Committee may not vote or decide

upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under

the Plan is particularly involved.  If, in any case in which any Committee member is so disqualified to act, the remaining members cannot agree or if there is only one individual member of the Committee, the Company, by formal action on Its part,

will appoint a temporary substitute member to exercise all of the powers of a qualified member concerning the matter in

which the disqualified member is not qualified to act.

                             12-d

12.4 - RULES AND REGULATIONS OF COMMITTEE

      The Committee shall have the authority to make such

rules and regulations and to take such action as may be

necessary to carry out the provisions of the Plan and will,

subject to the provisions of the Plan, decide any questions

arising in the administration, interpretation and application of the Plan, which decisions shall be conclusive and binding on all parties.  The Committee may allocate or delegate any

part of its authority and duties as it deems expedient.

12.5 - POWERS OF COMMITTEE

      (A)  In order to effectuate the purposes of the Plan,

the Committee shall have the following powers:

                     (1)  to make all determinations and
                computations concerning the benefits, credits and debits to which any Participant, or other Beneficiary, is entitled under the Plan;

                     (2)  to determine all questions relating
                to the eligibility of employees to become
                Participants and to determine the amount of Compensation of each Participant;

                     (3)  to make rules and regulations for
                the administration of the Plan which are not inconsistent with the terms and provisions hereof and to fix the taxable year of the Trust as required for tax return purposes and advise the Trustee thereof in writing;

                     (4)  to construe the Plan and to make
                equitable adjustments for any mistakes or errors made in the administration of the Plan;

                     (5)  to determine and resolve in its sole
                discretion all questions relating to the ad

                             12-e

                          ministration of the Plan and Trust
                (a) when differences of opinion arise between the Employer, the Trustee, a Participant, or any of them and (b) whenever it is deemed advisable to determine such questions in order to promote the uniform and nondiscriminatory administration of the Plan for the greatest benefit of all parties concerned;

                     (6)  to authorize and direct the Trustee
                to pay from the Trust Fund all costs and expenses Incurred by the Committee in the administration of the Plan;

                     (7)  to determine whether a Participant's
                termination Is a result of Total and Permanent Disability, and for this purpose it shall require proof in such form as it may desire, including the certificate of a duly licensed physician; and

                     (8)  to appoint, in Its discretion, in
                accordance with the provisions of the Trust
                Agreement, one or more Investment Managers to manage, including the power to acquire or dispose of, all or any portion of the assets of the Plan and Trust Fund.

      (B)  The foregoing list of express powers is not

intended to be either complete or conclusive, and the

Committee shall, in addition, have such powers as it may

reasonably determine to be necessary or appropriate in the

performance of its powers and duties under the Plan.

12.6 - DUTIES OF COMMITTEE

      (A)  The Committee shall, as a part of its general duty

to supervise and administer the Plan:

                     (1)  establish and maintain, or cause to
                be maintained, the individual accounts
                described in Section 6.1 hereof and direct the maintenance of such other records and the preparation of such forms as are

                             12-f

                          required for the efficient
                administration of the Plan;

                     (2)  give the Trustee specific directions
                in writing with respect to:

                               (a)  the making of distribution
                     payments, giving the names of the payees, the amounts to be paid and the time or times when payments shall be made; and

                               (b)  the making of any other
                     payments which the Trustee is not by the terms of the Trust Agreement authorized to make without a direction in writing by the Committee;

                     (3)  prepare an annual report for the
                Employer, as of the last day of each Plan
                Year, in such form as may be required by the Employer;

                     (4)  maintain records of the age and
                amount of Compensation, Hours of Service and Vesting Service of each Employee;

                     (5)  comply with all applicable lawful
                reporting and disclosure requirements of the Employee Retirement Income Security Act of
                1974; and

                     (6)  comply (or transfer responsibility
                for compliance to the Trustee) with all
                applicable Federal income tax withholding requirements for distribution payments imposed by the Internal Revenue Code.

      (B)  The foregoing list of express duties is not

intended to be either complete or conclusive, and the

Committee shall, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable,

advisable or proper for the supervision and administration of the Plan.

                             12-g

12.7 - INDEMNIFICATION OF MEMBERS OF COMMITTEE

      To the extent not covered by insurance or if there is a

failure to provide full insurance coverage for any reason and to the extent permissible under corporate by-laws and other

applicable laws and regulations, the Company agrees to hold

harmless and indemnify the members of the Committee against

any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom,

including, without limitation, costs of defense and attorneys'

fees, based upon or arising out of any act or omission

relating to or In connection with the Plan and Trust Agreement other than losses resulting from any such person's fraud or

willful misconduct.

12.8 - PLAN FIDUCIARIES

      (A)  The Trustee is the named fiduciary hereunder with

respect to the powers, duties and responsibilities of

investment of the Trust Fund and the Committee is the named

fiduciary hereunder with respect to the other powers, duties and responsibilities of the administration of the Plan.

Certain powers, duties and responsibilities of each of said

fiduciaries are specifically delegated to others under the

provisions of the Plan and Trust Agreement and other powers,

duties and responsibilities of any fiduciaries may be

delegated by written agreement to others to

                             12-h

the extent permitted under the provisions of the Plan and

Trust Agreement.

      (B)  The powers and duties of each fiduciary hereunder,

whether or not a named fiduciary, shall be limited to those

specifically delegated to each of them under the terms of the

Plan and Trust Agreement.  It is intended that the provisions of the Plan and Trust Agreement allocate to each fiduciary the individual responsibilities for the prudent execution of the functions assigned to each fiduciary.  None of the allocated responsibilities or any other responsibilities shall be shared by two or more fiduciaries unless such sharing shall be

provided by a specific provision in the Plan or the Trust

Agreement.  Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of another

fiduciary, the two fiduciaries shall not be deemed to have

been assigned a share of any responsibility, but the

responsibility of the fiduciary giving the directions shall be deemed to be his sole responsibility and the responsibility of the fiduciary receiving those directions shall be to follow

same insofar as such instructions on their face are proper

under applicable law.  Any fiduciary may employ one or more

persons to render advice with respect to any responsibility

such fiduciary has under the Plan or Trust Agreement.

                             12-i

      (C)  Each fiduciary may, but need not, be a director,

officer or Employee of the Employer.  Nothing in the Plan

shall be construed to prohibit and fiduciary from:

                     (1)  serving in more than one fiduciary
                capacity with respect to the Plan and Trust
                Agreement;

                     (2)  receiving any benefit to which he
                may be entitled as a Participant or
                Beneficiary in the Plan, so long as the
                benefit is computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries; or

                     (3)  receiving any reasonable
                compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with respect to the Plan, except that no person so serving who already receives full-time pay from the Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

      (D)  Each fiduciary shall be bonded as required by

applicable law or statute of the United States, or of any

state having appropriate jurisdiction, unless such bond may

under such law or statute be waived by the parties to the

Trust Agreement.  The Employer shall pay the cost of bonding any fiduciary who is an Employee of the Employer.

12.9 - APPLICABLE LAW

      The Plan will, unless superseded by federal law, be

construed and enforced according to the laws of the State of

Arkansas, and all provisions of the Plan will, unless

                             12-j

superseded by federal law, be administered according to the

laws of the said state.

                             13-a

                          SECTION 13

                          TRUST FUND


13.1 - PURPOSE OF TRUST FUND

      A Trust Fund has been created and will be maintained for

the purposes of the Plan, and the monies thereof will be

invested in accordance with the terms of the agreement and

declaration of trust which forms a part of the Plan.  All

contributions will be paid into the Trust Fund, and all

benefits under the Plan will be paid from the Trust Fund.

13.2 - BENEFITS SUPPORTED ONLY BY TRUST FUND

      Any person having any claim under the Plan will look

solely to the assets of the Trust Fund for satisfaction.

13.3 - TRUST FUND APPLICABLE ONLY TO PAYMENT OF BENEFITS

      The Trust Fund will be used and applied only in

accordance with the provisions of the Plan, to provide the

benefits thereof, and no part of the corpus or income of the

Trust Fund will be used for, or diverted to, purposes other

than the exclusive benefit of Participants and other persons thereunder entitled to benefits, except to the extent provided in Section 11.6 hereof with respect to expenses of

administration.

      IN WITNESS WHEREOF, SYSTEMATICS, INC. has caused this

instrument to be executed by its duly authorized officers on this 12th day of September, 1990, effective as of June 1,

1989.

(CORPORATE SEAL)

ATTEST:                    SYSTEMATICS, INC.


/s/Paul Stanfield         By: /s/ John E. Steuri
 Secretary                     Title: President

                         AMENDMENT ONE
                              TO
                 THRIFT PLAN FOR EMPLOYEES OF
                       SYSTEMATICS, INC.
       (As Amended and Restated Effective June 1, 1989)


                       WHEREAS, effective as of June 1, 1989,
the Thrift Plan for Employees of Systematics, Inc. was amended and restated in its entirety;

                       WHEREAS, by the terms of Section 10.3
of the amended an restated
 plan (hereinafter referred to as the "Plan"), the Plan may be amended;

                       WHEREAS, it is deemed necessary to
amend the Plan in order to reflect the change in the Plan Year and in order to make changes and clarifications in the loan provisions;

                       NOW, THEREFORE, the Plan is hereby
amended effective as of June 1, 1990, as follows:

                       1.  A new paragraph shall be added to
Section 1.1A(8) of the Plan and such new paragraph shall read as follows:

          "In the event that Compensation under the Plan is determined based on a period of time that contains fewer than 12 calendar months, the above $200,000 ( as adjusted to reflect such cost-of-living increases) limit for that period of time shall be multiplied by the fraction in which the numerator is the number of full months in such period of time and the denominator is 12."

                       2.  Section 1.1(A)(22) of the Plan
     shall be deleted in its entirety and the following
     section inserted in lieu thereof:

                "(22)    "Plan Year" shall mean the calendar,
          policy or fiscal year on which the records of the Plan are kept as reported from time to by the plan administrator to the Internal Revenue Service. For periods of time prior to June 1, 1990, the Plan Year shall mean the 12-month period beginning June 1st of each calendar year. For periods of time subsequent to May 31, 1990, the Plan Year shall mean:

          (a) a short Plan Year consisting of the seven-month period beginning June 1, 1990 and ending
               December 31, 1990; and

          (b) unless subsequently changed in accordance with the rules or regulations issued by the Internal Revenue Service or the Department of Labor, the 12-month period beginning January 1, 1991 and January 1st of each subsequent calendar year."

          3. A new Paragraph (C) shall be added to Section 5.1 of the Plan and such new paragraph shall read as follows:

               "(C) A `Loan Investment Fund' shall be maintained in the Trust Fund for their investment of loans to the Participants (and
          Beneficiaries) under Section 8.6 hereof which were made prior to January 1, 1991. The assets held in the Loan Investment Fund as of December 31, 1990, shall be equal to the value of the notes and security agreements evidencing the outstanding loans under the Plan as of December 31, 1990 together with interest and principal payments thereon. The Loan Investment Fund shall consist of investments in loans to the Participants (and Beneficiaries) which were made prior to January 1, 1991 and a cash account which shall be invested in interest bearing securities. An amount equal to the value of the Loan Investment Fund as of December 31, 1990 shall be allocated to all Active Participants in the Plan who are entitled to an allocation of the Employer's Contribution under Section 7.4(B) hereof for the Plan Year ending December 31,
          1990 in accordance with the provisions of Section 7.4(A) hereof."

          4. Section 5.3 of the Plan shall be deleted in its entirety and the following section in lieu thereof:

          "(A) Subject to the provisions of Section 5.3(B) below, as of each Accounting Date subsequent to the Effective Date of the Plan, a Participant may change his designation of the manner of investment with respect to future Salary Deferral Contributions and the Employer's Contribution to any other manner permitted under Section 5.2(A) above by filing a written application for the change (on a form provided by the Committee for this purpose) at least 30 days prior to such date.

          (B) No designation shall be permitted as to the manner of investment of the allocation of the amount equal to the value of the Loan Investment Fund described in Section 5.1(C) above and such amount shall be invested on and after December 31, 1990 solely in the Loan Investment Fund."

          5. A new Paragraph (C) shall be added to Section 5.4 of the Plan and such new paragraph shall read as follows:

          "(C) Notwithstanding the above provisions of this
          Section 5.4, there shall be no transfers or redistribution of funds in the Loan Investment
          Fund."

          6. Item (7) in the first paragraph of Section 8.5 of the Plan shall be deleted in its entirety and the following item inserted in lieu thereof:

          "(7) The amount that a Participant may withdraw from his Employer Contribution Account shall not exceed the excess, if any, of (a) the net credit balance in such account as of the effective date of the withdrawal over (b) the portion of such account that is invested in the Loan Investment Fund."

          IN WITNESS WHEREOF, SYSTEMATICS, INC. has caused this instrument to be executed by its duly authorized officers on this 21st day of December, 1990, effective as of June 1, 1990.

(CORPORATE SEAL)

ATTEST:                      SYSTEMATICS, INC.


/s/ Paul Stanfield                 By:        /s/ John E. Steuri
Secretary                             Title:  CEO and President

                     SECOND AMENDMENT
                            TO
               THRIFT PLAN FOR EMPLOYEES OF
                    SYSTEMATICS, INC.
     (As Amended and Restated Effective June 1, 1989)


               WHEREAS, the Thrift Plan for Employees of
Systematics, Inc. (the "Plan") was established by Systematics,
Inc. (the "Company"), effective as of January 1, 1986; and

               WHEREAS, the Plan was amended and restated, effective as of June 1, 1989; and

               WHEREAS, pursuant to Section 11.3 of the Plan, the Company has reserved the right to amend the Plan;

               NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, as set forth below:

               1. Section 1.1A(18) of the Plan is amended, effective with respect to active employees of the Employer or a Designated Nonparticipating Employer, by the addition of a paragraph at the end thereof to provide as follows:

     The Last Date of Commencement of Service of an employee shall not be later than the later of January 1, 1986 or the first day of the first period
     (if any) for which such employee is credited with "Vesting Years of Service" under the provisions of the ALLTEL Corporation Pension Plan; provided, however, there shall be no duplication of Vesting
     Service under the Plan by reason of any restoration of, crediting of, or granting of service in respect of any single period or otherwise.

               2.  Section 7.4(B) of the Plan is amended,
effective for Plan Years beginning on and after January 1, 1991, to provide as follows:

     (B) Those Active Participants in the Plan at any time during the current Plan Year who either (1) are in the active service of the Employer on the last
     Accounting Date of the Plan Year (i.e., whose service has not terminated prior to the last business day of the Plan Year just ended), (2) are not in active service because of termination of service during the current Plan Year either (aa) due to death or Total and Permanent Disability or (bb) on or after having attained the age of 65 years, or
     (3) became ineligible by reason of transfer of employment to a Controlled Group Member that is not an Employer and who would be

     Eligible Employees after such transfer of employment but for the fact that their employer is not an Employer (provided they remain Eligible Employees but for the fact that their employer is not an Employer or would otherwise be eligible for an allocation of the Employer's Contribution as a former Eligible Employee by reason of termination of service on or after the age of 65 years, Total and Permanent Disability or death) shall be entitled to share in the Employer's Contributions, if any, for such Plan Year. (A Participant described in clause (3) above shall be ineligible to share in further allocations of the Employer's Contribution after the Plan Year in which transfer of employment occurs unless he again becomes an Eligible Employee and an Active Participant.)

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this instrument to be executed on this 27th day of January, 1992.


(CORPORATE SEAL)          SYSTEMATICS FINANCIAL SERVICES,
                             INC.



/s/  Paul Stanfield            By:         /s/  Roger W. Owens
Secretary                          Title:  President
                                           Systematics Financial Services, Inc.

                     THIRD AMENDMENT
                            TO
               THRIFT PLAN FOR EMPLOYEES OF
                    SYSTEMATICS, INC.
     (As Amended and Restated Effective June 1, 1989)


               WHEREAS, the Thrift Plan for Employees of
Systematics, Inc. (the "Plan") was established by Systematics,
Inc. (the "Company"), effective as of January 1, 1986; and

               WHEREAS, the Plan was amended and restated, effective as of June 1, 1989; and

               WHEREAS, pursuant to Section 11.3 of the Plan, the Company has reserved the right to amend the Plan;

               NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, as set forth below:

               1.  Effective as of the date of execution
hereof, Section 1.1A(5) of the Plan is amended to provide as follows:

     (6)  "Company" shall mean Systematics Information
     Services, Inc. a Delaware corporation, and its successor or successors.

               2.  Effective as of the date of execution
hereof, Section 1.1A(21) of the Plan is amended to provide as follows:

     (23)  "Plan" shall mean the Thrift Plan for
     Employees of Systematics Information Services, Inc.
     and Participating Affiliates, as amended and restated effective June 1, 1989, as set forth in this instrument and as it may hereafter be amended from time to time.

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this instrument to be executed on this 27th day of January, 1992.


(CORPORATE SEAL)           SYSTEMATICS FINANCIAL SERVICES,
                             INC.


/s/ Paul Stanfield          By:        /s/ Roger W. Owens
Secretary                      Title:  President
                                       Systematics Financial Services, Inc.

                        FOURTH AMENDMENT
                               TO
                  THRIFT PLAN FOR EMPLOYEES OF
            SYSTEMATICS, INFORMATION SERVICES, INC.
                  AND PARTICIPATING AFFILIATES
        (As Amended and Restated Effective June 1, 1989)


     WHEREAS, the Thrift Plan for Employees of Systematics
Information Services, Inc. and Participating Affiliates
(formerly known as the Thrift Plan for Employees of Systematics, Inc.) (the "Plan") was established by
Systematics, Inc. (now Systematics Financial Services, Inc.)
(the "Company"), effective as of January 1, 1986; and

     WHEREAS, the Plan was amended and restated, effective as of June 1, 1989; and

     WHEREAS, pursuant to Section 11.3 of the Plan, the Company has reserved the right to amend the Plan;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of June 1, 1989, as set forth below:

     1. A new Section 1.1(A)(36) is added to the Plan to provide as follows:

           (36) "Highly Compensated Employee" shall mean an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

                       (a)      A "highly compensated
                 active employee" includes any Employee
                 who performs services for an Employer
                 during the determination year and who
                 (i) was a five percent owner at any time during the determination year or the look back year, (ii) received compensation from an Employer during the look back year in excess of $75,000
                 (subject to adjustment annually at the
                 same time and in the same manner as
                 under Section 415(d) of the Code), (iii) was in the top paid group of employees for the Plan Year and received compensation from an Employer during the look back year in excess of $50,000
                 (subject to adjustment annually at the
                 same time and in the same manner as
                 under Section 415(d) of the Code), (iv)
                 was an officer of an Employer during the look back year and received compensation during that year in excess of 50 percent of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received compensation in excess of that amount for the look back year or the
                 determination year, received the
                 greatest compensation for the look back
                 year of any officer, or (v) was one of
                 the 100 employees paid the greatest
                 compensation by an Employer for the
                 determination year and would be
                 described in (ii), (iii), or (iv) above
                 if the term "determination year" were
                 substituted for "look back year".

                       (b)      A "highly compensated
                 former employee" includes any Employee
                 who separated from service with the
                 Employer (or is deemed to have separated from service with the Employer) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

                       (c)      For purposes of this
                 Section 1.1(A)(36), "compensation" shall mean compensation within the meaning of
                 Section 415(c)(3 of the Internal Revenue
                 Code and includes elective or salary
                 reduction contributions to a cafeteria
                 plan, cash or deferred arrangement or
                 tax-sheltered annuity.

                 The determination of who is a Highly
           Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, the 100 employees receiving the greatest compensation from an Employer, the number of employees treated as officers, and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

                       (d)      The "determination year"
                 shall mean the Plan Year.

                       (e)      The "look back year"
                 shall mean the 12-month period
                 immediately preceding the determination
                 year.

     2. Each reference in the Plan to the term "highly compensated employees" shall be deleted from the Plan and a reference to the term "Highly Compensated Employees" (without the quotation marks) shall be substituted therefor in each place such term occurs.

     3. Section 3.6(C) of the Plan is amended by adding the following sentence as the next-to-last sentence thereof:

     For purposes of the family aggregation rules, a "family member" of a Highly Compensated Employee shall include the spouse of the Highly Compensated
     Employee and the lineal ascendants and descendants and their spouses of the Highly Compensated
     Employee.

     4. Section 4.2(C) of the Plan is amended by adding the following sentence as the last sentence thereof:

     For purposes of the family aggregation rules, a "family member" of a Highly Compensated Employee shall include the spouse of the Highly Compensated
     Employee and the lineal ascendants and descendants and their spouses of the Highly Compensated
     Employee.

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this instrument to be executed on this 27th day of July, 1992.


(CORPORATE SEAL)                SYSTEMATICS FINANCIAL
SERVICES,
                                  INC.
ATTEST:


 /s/ Paul Stanfield             By:         /s/ John E. Steuri
Secretary                          Title:    Chairman and CEO

                        FIFTH AMENDMENT
                               TO
                  THRIFT PLAN FOR EMPLOYEES OF
             SYSTEMATICS INFORMATION SERVICES, INC.
                  AND PARTICIPATING AFFILIATES
        (As Amended and Restated Effective June 1, 1989)


         WHEREAS, the Thrift Plan for Employees of Systematics
Information Services, Inc. and Participating Affiliates
(formerly known as the Thrift Plan for Employees of Systematics, Inc.) (the "Plan") was established by
Systematics, Inc. (now Systematics Financial Services, Inc.), effective as of January 1, 1986; and

         WHEREAS, the Plan was amended and restated, effective as of June 1, 1989; and

         WHEREAS, Systematics Information Services, Inc. (the
"Company") has assumed sponsorship of the Plan; and

         WHEREAS, pursuant to Section 11.3 of the Plan, the Company may amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the effective date of acceptance by NationsBank of Texas, N.A. of its appointment as successor Trustee, as set forth below:

         1. Section 1.1(A)(33) of the Plan is amended to provide as follows:

            (33) "Trust Agreement" shall mean the agreement entered into by and between the Company and the Trustee, relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto, the provisions of which shall be deemed a part of the Plan and are hereby incorporated into the Plan.

     2. Section 1.1(B) of the Plan is amended to provide as follows:

            (B) The terms "herein," "hereof," "hereunder" and similar terms refer to this document, including the Trust Agreement where appropriate, unless otherwise qualified by the context.

     3. Section 5.1(A) of the Plan is amended to provide as follows:

            (A)  The Trust Fund shall be divided into separate
     "Investment Funds" for the investment of contributions made hereunder, as provided in the Trust Agreement.

     4. Section 11.1 of the Plan is amended to provide as follows:

     11.1 - EMPLOYER'S CONTRIBUTION IRREVOCABLE

            The Employer shall have no right, title or interest in the Trust Fund or in any part thereof, and no contributions made thereto shall revert to the Employer, except that all contributions to the Plan are made subject to deductibility and continued qualification of the Plan, and, any provisions of the Plan and Trust Agreement to the contrary notwithstanding, the Committee may direct the Trustee to return contributions which have been made by the Employer to that Employer in the following events by delivering to the Trustee, within the time limit, if any, specified below, written notification thereof specifying the circumstances which warrant the return of contributions to the Employer:

            (a) In the event that the office of the District Director of Internal Revenue, upon initial application of the Employer for approval of the Plan and after an opportunity has been given the Employer to make any changes in the Plan and Trust Agreement which may be suggested by such office for approval of the Plan and Trust Agreement, rules that the Plan and Trust Agreement as they pertain to such Employer fail to qualify as tax exempt under Sections 401 and 501 of the Internal Revenue Code, then the Plan and Trust Agreement shall become null and void and the then market value of the contributions made by the Employer to the Trust prior to the date of such initial determination as to qualification shall be returned by the Trustee within one year of the date of denial of qualification.

            (b) In the event that the Plan is amended and such amendment is conditioned upon obtaining approval of the Internal Revenue Service that the qualified status of the Plan will not be adversely affected by such amendment and the office of the District Director of Internal Revenue, upon initial application for approval of such amendment, and after an opportunity has been given to make any additional changes in the Plan (as amended) which may be suggested by such office for approval of the Plan (as amended), rules that the Plan (as amended) will not be qualified as tax exempt under Sections 401 and 501 of the Internal Revenue Code, then such amendment shall become null and void and the provisions of the Plan as in effect immediately prior to the amendment shall continue as if the amendment had never been adopted, and that portion, if any, of the contributions made by the Employer to fund additional benefits provided by the amendment, less the net losses, if any, of the Trust Fund attributable to such portion, shall be returned to the Employer within one year of the date of denial of qualification.

            (c) In the event that a contribution made by the Employer is disallowed as a tax-deductible expense under Section 404 of the Internal Revenue Code, then such contribution, to the extent the deduction is disallowed, less the net losses, if any, of the Trust Fund attributable thereto, shall be returned to the Employer within one year after the disallowance of deduction.

            (d) In the event that the contribution of the Employer is made by mistake of fact, such contribution, less the net losses, if any, of the Trust Fund attributable thereto, shall be returned to the Employer within one year after payment of the contribution.

     5. Section 12.5(A)(7) of the Plan is amended by deleting the semicolon and the word "and" from the end thereof and substituting a period therefor.

     6. Section 12.5(A)(8) of the Plan is deleted in its entirety.

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this instrument to be executed on this 18th day of December, 1992.


(CORPORATE SEAL)               SYSTEMATICS INFORMATION
SERVICES,
                                 INC.
ATTEST:



  /s/ Paul Stanfield           By:    /s/ John E. Steuri
Secretary                           Title:   Chairman and CEO

                        SIXTH AMENDMENT
                               TO
                  THRIFT PLAN FOR EMPLOYEES OF
             SYSTEMATICS INFORMATION SERVICES, INC.
                  AND PARTICIPATING AFFILIATES
        (As Amended and Restated Effective June 1, 1989)


         WHEREAS, the Thrift Plan for Employees of Systematics
Information Services, Inc. and Participating Affiliates
(formerly known as the Thrift Plan for Employees of Systematics, Inc.) (the "Plan") was established by
Systematics, Inc. (now Systematics Financial Services, Inc.), effective as of January 1, 1986; and

         WHEREAS, the Plan was amended and restated, effective as of June 1, 1989; and

         WHEREAS, pursuant to Section 11.3 of the Plan, the Company has reserved the right to amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as November 1, 1992, as set forth below:

         1. Subsection 5.3(A) of the Plan shall be deleted in its entirety and the following subsection inserted in lieu thereof:

                   "(A)     Subject to the provisions of
              Section 5.3(B) below, a Participant may change his designation of investment with respect to future Salary Deferral Contributions and the Employer's Contribution with such frequency, at such times, in such manner and within such advance notice period as the Committee shall specify.

     2. Subsection 5.4(A) of the Plan shall be deleted in its entirety and the following subsection inserted in lieu thereof:

            "(A)     Subject to the provisions of Section
5.4(C) below, a Participant may elect to redistribute the funds credited among his Investment Fund subaccounts in his Salary Deferral Contribution Account, Employer Contribution Account and, if applicable, his Rollover Contribution Account , with such frequency, at such times, in such manner and within such advance notice period as the Committee shall specify.

     IN WITNESS WHEREOF, SYSTEMATICS, INC. has caused this instrument to be executed by its duly authorized officers, effective as of November 1, 1992.


(CORPORATE SEAL)               SYSTEMATICS INFORMATION
SERVICES,
                                 INC.
ATTEST:



/s/ Paul Stanfield                    By:    /s/ John E. Steuri
Secretary                        Title: Chairman and Chief
Executive Officer

                       SEVENTH AMENDMENT
                               TO
                  THRIFT PLAN FOR EMPLOYEES OF
             SYSTEMATICS INFORMATION SERVICES, INC.
                  AND PARTICIPATING AFFILIATES
        (As Amended and Restated Effective June 1, 1989)


     WHEREAS, the Thrift Plan for Employees of Systematics
Information Services, Inc. and Participating Affiliates
(formerly known as the Thrift Plan for Employees of Systematics, Inc.) (the "Plan") was established by
Systematics, Inc. (now Systematics Financial Services, Inc.)
(the "Company"), effective as of January 1, 1986; and

     WHEREAS, the Plan was amended and restated, effective as of June 1, 1989; and

     WHEREAS, pursuant to Section 11.3 of the Plan, the Company has reserved the right to amend the Plan;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of October 31, 1994, by adding a new paragraph (E) to Section 3.7 of the Plan to provide as follows:

           (E)  Merger of Certain Rollover Contribution
     Accounts: The provisions of this paragraph (E) shall apply notwithstanding any other provision of the Plan except Section 10.3. At the discretion of the Committee, effective as of any one or more
     Accounting Dates occurring on or after October 31, 1994, a portion of the Profit Sharing Plan for Employees of Systematics Information Services Inc.
     and Participating Affiliates (the "Profit Sharing
     Plan") constituting some or all of the rollover contribution accounts in the Profit Sharing Plan may be merged into and made a part of the Plan and the assets representing such rollover contribution accounts shall be transferred from the trustee of the Profit Sharing Plan to the Trustee. As of the close of business on the Accounting Date on which any such transfer is to occur, a Rollover
     Contribution Account shall be established in the name of each person for whom a rollover contribution account was transferred to the Plan from the Profit
     Sharing Plan and credited with the portion of the transferred assets credited to his rollover contribution account under the Profit Sharing Plan immediately prior to the transfer. On and after the effective date of any such merger, the provisions of the Plan shall govern with respect to the transferred rollover contribution accounts to the extent not inconsistent with any provision of the Profit Sharing Plan that may not be eliminated under
     Section 411(d)(6) of the Internal Revenue Code;
     provided that, if the assets of a transferred rollover contribution account include an outstanding participant loan, such outstanding loan shall continue to be administered in accordance with its terms and the applicable provisions of the Profit
     Sharing Plan in effect at the time the loan was granted.

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this instrument to be executed on this 24th day of October, 1994.


(CORPORATE SEAL)                SYSTEMATICS FINANCIAL SERVICES,
                                  INC.
ATTEST:


/S/ Paul Stanfield              By:/S/ John E. Steuri
Secretary                       Title: Chairman and Chief Executive Officer

                        EIGHTH AMENDMENT
                               TO
                 THRIFT PLAN FOR EMPLOYEES OF
             SYSTEMATICS INFORMATION SERVICES, INC.
                  AND PARTICIPATING AFFILIATES
        (AS Amended and Restated Effective June 1, 1989)

            WHEREAS, the Thrift Plan for Employees of Systematics Information Services, Inc. and Participating Affiliates (formerly known as the Thrift Plan for Employees of Systematics, Inc.) (the "Plan") was established by Systematics, Inc. (now Systematics Financial Services, Inc.) effective as of January 1, 1986; and

            WHEREAS,   the  Plan  was  amended  and  restated,
effective as of June 1, 1989; and

          WHEREAS, Systematics Information Services, Inc. (the
"Company") has assumed sponsorship of the Plan; and

           WHEREAS, pursuant to Section 11.3 of the Plan, the Company may amend the Plan;

           NOW,  THEREFORE, effective as of October 26,  1994,
Section 1.1(A)(21) of the Plan is hereby amended to provide as follows:

     (21) "Plan" shall mean the ALLTEL Corporation Thrift
     Plan, as amended and restated effective June 1, 1989, as set forth in this instrument and as it may hereafter be amended from time to time.


                IN WITNESS WHEREOF, the Company by its duly authorized officers has caused this instrument to be executed on the 24th day of October, 1994, to be effective as provided herein.


(CORPORATE SEAL)                   SYSTEMATICS INFORMATION
                                   SERVICES, INC.
ATTEST:

/S/ PaulStanfield                  By:  John E. Steuri
Secretary                          Title: Chairman and Chief Executive Officer